UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 14a-12

Aveanna Healthcare Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 10, 2022
Time:	9:30 a.m., Eastern Time
Place:	Omni Hotel Atlanta Battery 2625 Cir 75 Pkwy SE, Atlanta, GA 30339

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 10, 2022 beginning at 9:30 a.m., Eastern Time. The Meeting will be held in person at the Omni Hotel Atlanta Battery, 2625 Cir 75 Pkwy SE, Atlanta, GA 30339. At the Meeting, we will ask you:

Proposals:

1.

To elect the three Class I director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2025 Annual Meeting of the Company’s stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022.

3.	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement (“say on pay” vote).

4.	To consider and vote on an advisory, non-binding resolution on the frequency of the “say on pay” vote.

5.	To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our Proxy Statement and 2021 Annual Report. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2021 Annual Report and proxy card. The Notice, Proxy Statement and form of proxy are being distributed and made available on the Internet on or about March 30, 2022.

Who can vote:	Stockholders of record at the close of business on March 11, 2022 (the “Record Date”).

How you can vote:

Stockholders may vote their shares (1) at the Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 866-460-4193 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING” of this Proxy Statement or on the proxy card. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:

Stockholders of record as of the Record Date, or their duly appointed proxies, and our invited guests are permitted to attend the Meeting. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. We are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the Meeting. We will require all attendees to comply with the Company’s policies in place at the time of the Meeting including, but not limited to, presenting proof of vaccination, wearing a mask and maintaining appropriate social distancing. If you do not have a mask, we will provide you with one prior to entering the Meeting. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the Meeting, bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley Executive Chairman
March 30, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2022:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2021 Annual Report to Stockholders are available free of charge at www.proxydocs.com/AVAH

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING	1

DIRECTORS AND EXECUTIVE OFFICERS	9

PROPOSAL 1—ELECTION OF DIRECTORS	15

CORPORATE GOVERNANCE	15

CODE OF ETHICAL BUSINESS CONDUCT	25

CORPORATE GOVERNANCE GUIDELINES AND REVIEW AND CONSIDERATION OF CORPORATE GOVERNANCE PRACTICES	25

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	26

REPORT OF THE AUDIT COMMITTEE	26

STOCK OWNERSHIP	28

DELINQUENT SECTION 16(a) REPORTS	29

EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY, 2022	30

PROPOSAL 3—ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)	31

PROPOSAL 4—ADVISORY, NON-BINDING, VOTE ON THE FREQUENCY OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	33

COMPENSATION DISCUSSION AND ANALYSIS	33

REPORT OF THE COMPENSATION COMMITTEE	45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	45

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	52

DIRECTOR COMPENSATION	54

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55

OTHER MATTERS	58

i

400 Interstate North Parkway SE

Atlanta, Georgia 30339

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on May 10, 2022

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND

THE ANNUAL MEETING

Q:	What is this document?

A:

This document is the Proxy Statement of Aveanna Healthcare Holdings Inc. that is being made available to stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting of stockholders to be held on Tuesday, May 10, 2022 at 9:30 a.m. Eastern Time at the Omni Hotel Atlanta Battery 2625 Cir 75 Pkwy SE, Atlanta, GA 30339. While we are closely monitoring any developments regarding the COVID-19 pandemic, we plan to hold the Meeting in person. We will comply with all federal, state, and local requirements that may be in effect at the time of the Meeting and will take such other measures that we believe are appropriate at that time in order to make it as safe as possible for our stockholders who wish to attend the Meeting in person. We will require all attendees to comply with the Company’s policies in place at the time of the Meeting including, but not limited to, presenting proof of vaccination, wearing a mask and maintaining appropriate social distancing. If you do not have a mask, we will provide you with one prior to entering the Meeting. We will inform our stockholders of any changes to the protocols for, or the date, time or location of, the Meeting by issuing a press release announcing the new information.

A proxy card is also being furnished with this document, if you requested printed copies of the proxy materials.

We refer to Aveanna Healthcare Holdings Inc. throughout this Proxy Statement as “we,” “us,” “our,” the “Company” or “Aveanna.”

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders of record March 11, 2022, the record date for the Meeting (the “Record Date”), will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	Why am I receiving these materials?

A:

You are receiving this document because you were one of our stockholders on March 11, 2022, the Record Date for the Meeting. We are soliciting your proxy (i.e., your authorization) to vote your shares of Aveanna common stock upon certain matters at the Meeting, as described in this Proxy Statement. We began mailing the Notice on or about March 30, 2022.

Q:	Who may vote at the Meeting?

A:

We have fixed the close of business on March 11, 2022, as the Record Date for determining who is entitled to vote at the Meeting. As of that date, there were 184,732,268 shares of our common stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on the Record Date on all matters properly presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals to be considered and voted on at the Meeting:

(1)

To elect the three Class I director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company (the “Board of Directors”), each to serve a three-year term expiring at the latter of the 2025 Annual Meeting of the Company’s stockholders (the “2025 Annual Meeting”) or until his or her successor being elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022;

(3)	To approve, on an advisory, non-binding, basis, the compensation paid to our Named Executive Officers identified in this Proxy Statement (“say on pay” vote); and

(4)	To consider and vote on an advisory, non-binding, resolution on the frequency of the “say on pay” vote.

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Second Amended and Restated Bylaws (our “Amended Bylaws”).

Q:	What are my choices when voting on the election of the three director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:

With respect to the vote on the election of the three director nominees identified in this Proxy Statement to serve as Class I directors until the 2025 Annual Meeting or upon his successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees (and withhold votes from the other director nominees); or

•	vote to withhold authority to vote for all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the three directors receiving the highest number of “FOR” votes will be elected as directors.

Q:

What are my choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022, and what vote is needed to ratify their appointment?

A:

With respect to the vote on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter is required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

Q:

What are my choices when voting on the advisory, non-binding, proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	With respect to the advisory, non-binding, proposal on the compensation paid to our Named Executive Officers identified in this Proxy Statement, stockholders may:

•	vote in favor of the advisory say-on-pay proposal;

•	vote against the advisory say-on-pay proposal; or

•	abstain from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory, non-binding, basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Q:	What are my choices when voting on the frequency of the “say on pay” vote?

A:	With respect to the advisory, non-binding, proposal on the frequency of the “say on pay” vote, stockholders may:

•	vote in favor of the advisory say-on-pay vote every one (1) year;

•	vote in favor of the advisory say-on-pay vote every two (2) years;

•	vote in favor of the advisory say-on-pay vote every three (3) years; or

•	abstain from voting on the frequency of the “say on pay” vote.

The outcome of this vote will be determined by a plurality of the votes cast, which means that we will take under advisement the choice (every year, two years or three years) that receives the most votes. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making the decision regarding the frequency of the “say on pay” vote.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the three nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022;

•	“FOR” the advisory, non-binding, proposal regarding the “say on pay” vote; and

•	For a frequency of “ONE YEAR” on the advisory, non-binding, proposal regarding the proposal on the frequency of the “say on pay” vote.

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2021 Annual Report to Stockholders is available for download free of charge at www.proxydocs.com/AVAH.

Our Company website address is www.aveanna.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” section on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, our Code of Ethical Business Conduct, our Audit Committee Complaint Procedures and the charters for the Audit, Compensation, Nominating and Corporate Governance and Clinical Quality and Compliance Committee Committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Governance”).

Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Q:	What constitutes a quorum?

A:

The presence at the Meeting in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock as of the Record Date will constitute a quorum, permitting the conduct of business at the Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Meeting, the chairman of the Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote thereat may adjourn the Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Meeting before an adjournment is taken, unless the Board of Directors, after adjournment, fixes a new record date for the Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

Q:	What are “broker votes” and “broker non-votes?”

A:

On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares in the brokerage firms’ discretion if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022 is a “routine” matter.

Under applicable stock exchange rules all other proposals contained in this Proxy Statement are “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a brokerage account and you do not provide your broker with voting instructions, then your brokerage firm may not vote your shares on your behalf on (i) the election of directors, (ii) the advisory, non-binding, “say on pay” vote or (iii) the advisory, non-binding, vote regarding the frequency of the “say on pay” vote.

A “broker non-vote” occurs when a broker, bank, or other nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:

You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022 and (ii) the advisory, non-binding, “say on pay” vote. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:

How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:

Our Board of Directors has named Rodney D. Windley and Tony Strange, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022; “FOR” THE PROPOSAL REGARDING AN ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”); AND “FOR” A FREQUENCY OF “ONE YEAR” ON THE ADVISORY, NON-BINDING, PROPOSAL REGARDING THE FREQUENCY OF THE “SAY ON PAY” VOTE.

Q:	How can I attend and participate in the Annual Meeting?

A:

You will be able to attend the Meeting by visiting the Omni Hotel Atlanta Battery, 2625 Cir 75 Pkwy SE, Atlanta, GA 30339. To participate in the Meeting, you will need your proxy notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:30 a.m. Eastern Time on May 10, 2022. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. We are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the Meeting. We will require all attendees to comply with the Company’s policies in place at the time of the Meeting including, but not limited to, presenting proof of vaccination, wearing a mask and maintaining appropriate social distancing. If you do not have a mask, we will provide you with one prior to entering the Meeting. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the Meeting, bring your statement of account showing evidence of ownership as of the Record Date. We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Meeting.

The Chairman of the Meeting has broad authority to conduct the Meeting in an orderly manner, including establishing rules of conduct.

Q:	How do I vote? Is there cumulative voting? Are there any dissenters’ rights?

A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Mediant Communications, Inc. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote in person at the Meeting. If you have already voted previously by telephone or Internet, there is no need to vote again at the Meeting unless you wish to revoke and change your vote. Please follow the directions on your proxy card carefully. To gain admittance to the Meeting to vote in person, you must bring valid photo identification and we will verify your name against our stockholder list.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, then you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee, together with voting instructions. To vote in person at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting, and, in addition to such “legal proxy,” beneficial owners attending the Meeting in person must bring their statements of account showing evidence of ownership of our common stock as of the Record Date, as well as valid photo identification.

The Notice provides instructions on how to vote via the Internet or by telephone.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Meeting.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares.

Q:	May I revoke my proxy after I have delivered my proxy?

A:

You may change your vote or revoke your proxy at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote prior to the Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Meeting at Aveanna Healthcare Holdings Inc., Attention: Secretary, 400 Interstate North Parkway SE, Atlanta, GA 30339. Only your latest dated proxy we receive at or prior to the Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Meeting by voting again via the Internet or by telephone. Attendance in person at the Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name” by a broker, bank or other nominee, you must follow your broker, bank or other nominee’s procedures for revoking or changing your vote, or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who is soliciting my vote?

A:	In this Proxy Statement, our Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:

The Company is making this solicitation and will bear the cost of this proxy solicitation. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:

We have hired a third party, Mediant Communications, Inc, to be the inspector of voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:

We will announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.aveanna.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the Meeting, then we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters” for more details.

Q:	Whom should I contact with questions about the Meeting?

A:

If you have any questions about this Proxy Statement or the Meeting, please contact Shannon Drake, our General Counsel and Chief Legal Officer, at 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339 or by telephone at (770) 441-1580.

Q:	What if I have more than one account?

A:

Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC, online at https://www.astfinancial.com/contact-us, or by calling (800) 937-5449.

Q:	Will a list of stockholders entitled to vote at the Meeting be available?

A:

In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our executive office in Atlanta, Georgia on April 30, 2022, where the Meeting will be located, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. at our corporate headquarters in Atlanta, Georgia.

DIRECTORS AND EXECUTIVE OFFICERS

Our Amended Charter provides that our Board shall be separated into three classes designated as Class I, Class II and Class III, that each class shall consist, as nearly as possible, of one third of the total number of such directors and that each class shall serve for staggered terms of three (3) years as follows: Class I directors whose terms expire in 2022; Class II directors whose terms expire in 2023; and Class III directors whose terms expire in 2024. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Three (3) directors are being elected to Class I at the Meeting to serve for a three-year term expiring at our 2025 Annual Meeting.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position

Rodney D. Windley	74	Executive Chairman

Tony Strange	59	Chief Executive Officer and Director

Jeffrey Shaner	49	Chief Operating Officer

David Afshar	50	Chief Financial Officer

Shannon Drake	48	General Counsel and Chief Legal Officer

Ed Reisz	63	Chief Administrative Officer

Beth Rubio	65	Chief Clinical Officer

Patrick Cunningham	66	Chief Compliance Officer

Christopher R. Gordon	49	Director

Sheldon M. Retchin, M.D., M.S.P.H.	71	Director

Steve E. Rodgers	50	Director

Richard C. Zoretic	63	Director

Erica G. Schwartz, M.D., J.D., M.P.H.	50	Director

Director Nominees (1)

Victor F. Ganzi	75	Director

Devin O’Reilly	47	Director

Robert M. Williams, Jr.	57	Director

(1) Each nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Rodney D. Windley, Executive Chairman, joined Aveanna in 2017 upon its formation. Prior to that, Mr. Windley served as Executive Chairman of PSA from October 2015 to 2017. Previously, Mr. Windley served as executive chairman of the board of directors of Gentiva from February 2013 to December 2014 and as a director from February 2006 in connection with the acquisition of Healthfield. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until its acquisition in 2006. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast

Yacht Group, LLC, a private yacht and sport fishing dealership. Mr. Windley received his Bachelor of Arts degree in accounting and finance from the University of West Florida. Mr. Windley’s qualifications to serve on our Board of Directors include over 40 years of experience in the home health industry in various executive, operating and financial roles, and his past experiences serving as executive chairman of a publicly traded healthcare company.

Tony Strange, Chief Executive Officer and Director, joined Aveanna in 2017 upon its formation. Prior to that, Mr. Strange served as president and chief executive officer of PSA from November 2015 to 2017. Mr. Strange served as chief executive officer and a director of Gentiva from January 2009 until February 2015. From 2001 to 2006, Mr. Strange served as president and chief operating officer of Healthfield. Mr. Strange joined Healthfield in 1990 and served in other capacities, including regional manager, vice president of development and chief operating officer, until being named president in 2001. Mr. Strange received his Bachelor of Science degree from the University of South Carolina. Mr. Strange’s qualifications to serve on our Board of Directors include over 30 years of experience in the home health industry in various operating, financial and sales roles, and his past experiences serving as chief executive officer, chairman and board member of a publicly traded healthcare company and as chairman of an audit committee.

Jeffrey Shaner, Chief Operating Officer, joined Aveanna in 2017 upon its formation. Prior to that, Mr. Shaner was chief operating officer of PSA since October 2015. Mr. Shaner began his healthcare business career in 2000 leading the operations at Total Care Inc. Mr. Shaner joined Healthfield following its acquisition of Total Care Inc. and was later appointed to lead its home health division. Mr. Shaner served as president of operations of Gentiva from August 2010 until February 2015 and as operating partner for Linden Capital/Blue Wolf Capital, a private equity firm, from February 2015 to October 2015. Mr. Shaner received his Bachelor of Arts degree in business finance and economics from the University of Pittsburgh.

David Afshar, Chief Financial Officer, joined Aveanna in February 2018. Prior to that, Mr. Afshar served from 2010 to 2018 as chief financial officer of ApolloMD, a large multispecialty physician practice. Mr. Afshar has also served as an Inspections Leader with the Public Company Accounting Oversight Board, where he led inspections of “Big Four” audit firms. In addition, Mr. Afshar has served as chief accounting officer and interim chief financial officer with Regency Hospital Company, a long-term acute care provider. Mr. Afshar received his Bachelor of Sciences degree in Accounting from the University of Maryland and started his career with Ernst & Young, where he spent the majority of his time in the Health Sciences practice and served as a senior manager.

Shannon Drake, General Counsel and Chief Legal Officer, joined Aveanna in 2017. Prior to that, Mr. Drake served as senior vice president and chief counsel at Kindred At Home, a nationwide home, health, hospice, and community care provider, from 2011 to 2017, and prior to that as assistant general counsel at Pruitt Healthcare, a Southeast regional operator of nursing facilities and home health and hospice locations. Mr. Drake received his Bachelor of Arts degree in economics and political science and his Juris Doctor degree from the University of Georgia.

Ed Reisz, Chief Administrative Officer, joined Aveanna in 2017 upon its formation. Prior to that, Mr. Reisz served as executive vice president and chief human resource officer for PSA from 2015 to 2017. Before joining PSA, Mr. Reisz served as the senior vice president and chief human resource officer for Gentiva. Mr. Reisz began his career in the financial industry and is the founder of Bridgewater Consulting, a regional consulting firm focusing on the home care industry.

Beth Rubio, Chief Clinical Officer, joined Aveanna in 2017 upon its formation. Prior to that, Ms. Rubio served as vice president of clinical services and chief clinical officer since 2009 of PSA. Ms. Rubio joined PSA in 1993 and served as vice president and quality improvement and regulatory services prior to her promotion in 2009. Ms. Rubio has served on the advisory board for Chamberlain College of Nursing and is currently on the board for United Healthcare Children’s Foundation. Ms. Rubio received her Associate of Science degree in nursing from Hillsborough Community College and her Bachelor of Science degree in nursing from the University of Tampa.

Patrick Cunningham, Chief Compliance Officer, joined Aveanna in 2017. Prior to that, Mr. Cunningham served as vice president and chief compliance officer of PSA from 2013 to 2017 and as vice president of the hospice division of Gentiva from 2004 to 2013. Before that, Mr. Cunningham led a behavioral health homecare program in Connecticut that provided therapeutic and preventive healthcare services. Mr. Cunningham is a registered psychiatric nurse and a state registered nurse. He received his Bachelor of Arts degree in health administration from the Institute of Public Administration in Dublin, Ireland and his Master of Science in Nursing from Yale University.

Christopher R. Gordon, Director, has served on our Board of Directors since 2017. Mr. Gordon has been a managing director at Bain Capital since 2009 and is co-head of its North American Private Equity business. Since joining Bain in 1997, Mr. Gordon has served on the boards of directors for several healthcare companies in which Bain Capital has invested, including more recently Cerevel Therapeutic Holdings, Inc., Grupo NotreDame Intermédica (now Hapvida), Innovacare Inc., Surgery Partners, Inc. and U.S. Renal Care, Inc. Mr. Gordon currently also serves on the boards of directors of three not-for-profit organizations: Tenacity, Inc., the Dana Farber Cancer Institute and the Boston Medical Center Health Plan. Mr. Gordon is also a founding director of the Healthcare Private Equity Association, a not-for-profit trade group that supports the reputation, knowledge and relationships of the healthcare private equity community. Mr. Gordon received his Bachelor of Arts degree in economics from Harvard College and his Master of Business Administration degree from Harvard Business School. Mr. Gordon’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on the boards of multiple healthcare companies over the course of his career.

Sheldon M. Retchin, M.D., M.S.P.H, Director, has served on our Board of Directors since 2017. Dr. Retchin formerly served as professor of health services management and policy in the College of Public Health and professor of medicine in the College of Medicine at Ohio State University (“OSU”) since March 2015. Dr. Retchin also served as executive vice president for health sciences at OSU and chief executive officer of Wexner Medical Center from March 2015 to May 2017. Prior to joining the faculty of OSU, Dr. Retchin was senior vice president for health sciences at Virginia Commonwealth University (“VCU”) and chief executive officer of the VCU Health System from July 2003 until February 2015. In 2015, Dr. Retchin was appointed as one of the 17 Commissioners to the Medicaid and CHIP Payment and Access Commission. From 2009 until 2015, Dr. Retchin served on the board of directors of Gentiva Health Services, Inc. Dr. Retchin also currently serves as consultant and Medical Advisor to Dominion Energy. Dr. Retchin received his Bachelor of Arts degree in Psychology, Medical Degree, and Master of Public Health degree from the University of North Carolina at Chapel Hill. Dr. Retchin’s qualifications to serve on our Board of Directors include his extensive experience as an executive in major medical centers and appointments to several national panels related to Medicaid and Medicare programs, managed care, the costs of care and the physician workforce.

Steven E. Rodgers, Director, has served on our Board of Directors since 2017. Prior to that, he was on the board of PSA from 2015 to 2017. Mr. Rodgers is a managing director of Morgan Stanley, a member of the Investment Committee, the head of healthcare investing and a partner of Morgan Stanley Capital Partners. Mr. Rodgers joined Morgan Stanley in 2018 from J.H. Whitney Capital Partners, where he was a senior managing director focusing on private equity investments from April 2013 to March 2018. At J.H. Whitney, Mr. Rodgers was a member of the Investment Committee and led the firm’s healthcare investing activities. Mr. Rodgers serves on the board of directors of Ovation Fertility, 3B Scientific, Clarity Software, SpendMend, and U.S. HealthConnect. Mr. Rodgers also serves on the Board of Advisors of the Geisel School of Medicine at Dartmouth College. He previously served on the board of directors of a number of other healthcare companies, including Amisys Synertech, Herbalife, Patient Keeper and Symbion. Mr. Rodgers received his Bachelor of Arts degree in government from Dartmouth College and his Master of Business Administration degree from The Stanford University Graduate School of Business. Mr. Rodgers’ qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Erica Schwartz, M.D., J.D., M.P.H., Director, has served on our Board of Directors since 2021. Dr. Schwartz currently serves as President of Insurance Solutions for United Healthcare. Prior to that, she was most recently the Deputy Surgeon General for the Department of Health and Human Services, in which role she led the United States’ public health deployment in response to the COVID-19 pandemic. Dr. Schwartz spent 24 years in uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a bachelor’s degree in Biomedical Engineering from Brown University, an M.D. from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a J.D. from the University of Maryland School of Law. Dr. Schwartz also currently serves as an independent director for Butterfly Network, a digital health company developing and implementing point-of-care ultrasound technology. Dr. Schwartz’s qualifications to serve on our Board of Directors include her extensive experience in healthcare, government service, her training and education and her experience serving on other boards.

Richard C. Zoretic, Director, has served on our Board of Directors since 2017. Prior to that, Mr. Zoretic served as executive vice president of WellPoint and president of the company’s Government Business Division from January 2013 to May 2014. Before that, Mr. Zoretic served as the chief operating officer of Amerigroup Corporation from 2007 to 2012. Earlier in his career, Mr. Zoretic held a series of positions with the Group Life and Health operations of MetLife, served in a senior leadership positions at UnitedHealth Group and was a management consultant in Deloitte Consulting’s healthcare practice. Mr. Zoretic currently serves on the boards of two other public companies, Molina Healthcare, where he is a member of the audit and compliance committees, and Innovage, where he is Chairman of the audit committee. Mr. Zoretic also is Chairman of the Board for Kepro, an Apax portfolio company. Mr. Zoretic previously served on the Boards of HealthSun in Florida and Landmark Health in California. Mr. Zoretic received his Bachelor of Science degree in finance from Pennsylvania State University and attended graduate executive programs at Harvard Business School, the University of Virginia Darden School of Business and the Harvard School of Public Health. Mr. Zoretic’s qualifications to serve on our Board of Directors include his over 30 years of experience in managed health care and his past experiences serving as a senior executive at various companies in the healthcare industry.

Director Nominees

Victor F. Ganzi, Director, has served on our Board of Directors since 2017 upon our formation. Prior to that, Mr. Ganzi served as the lead director for Gentiva from 2009 to 2015, as a director of PSA from 2016 to 2017 and as president and chief executive officer of the Hearst Corporation from 2002 to 2008. Prior to joining the Hearst Corporation, Mr. Ganzi was the managing partner at Rogers & Wells, now a part of Clifford Chance, an international law firm. Before joining Rogers & Wells, Mr. Ganzi was a certified public accountant, specializing in taxation, at a Big Four accounting firm. Mr. Ganzi currently serves on the board of Willis Towers Watson, a global advisory, broking and solutions company, and previously served as a director for companies such as Wyeth, ESPN, Hearst—Argyle Television, Foster + Partners and Gentiva Health Services, Inc. Mr. Ganzi also currently serves on the boards of the PGA Tour, Angion Biomedica Corp., and the Whitney Museum of American Art. Mr. Ganzi graduated summa cum laude from Fordham University with a Bachelor of Science degree in accounting, received a Juris Doctor degree from Harvard Law School and holds an LL.M. in taxation from New York University. Mr. Ganzi’s qualifications to serve on our Board of Directors include chairing and serving on more than 25 public, private and nonprofit boards over the course of his career and his extensive legal, accounting and business management education and experience.

Devin O’Reilly, Director, has served on our Board of Directors since 2017. Mr. O’Reilly has been a managing director of Bain Capital since 2013 and is co-head of healthcare investments in North America. Mr. O’Reilly previously spent five years in Bain Capital’s London office, where he led the European private equity healthcare team. Prior to joining Bain Capital in 2005, Mr. O’Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industry clients. Mr. O’Reilly serves on the board of directors of several Bain Capital portfolio companies, including athenahealth, Parts Source, Surgery Partners, Inc., and Zelis. Mr. O’Reilly received his Bachelor of Arts degree from Princeton University and his Master of Business Administration degree from the University of Pennsylvania. Mr. O’Reilly’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards over the course of his career.

Robert M. Williams, Jr., Director, has served on our Board of Directors since 2017. Prior to that, he was on the board of PSA from 2015 to 2017. Mr. Williams is a senior managing director at J.H. Whitney Capital Partners and Investment Committee member. Prior to joining J.H. Whitney Capital Partners in 2000, Mr. Williams was a partner at Duff & Phelps, an advisory firm specializing in governance-related issues. Mr. Williams serves on the Board of Directors for 3B Scientific, Autosplice, Alphia, Cooley, WANHO, and Southern Aluminum. Mr. Williams received his Bachelor of Arts degree in economics from Bucknell University and his Master of Business Administration degree from Columbia University. Mr. Williams’ qualifications to serve on our Board of Directors include his extensive experience in the private equity industry, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Family Relationships

There are no family relationships between any of our officers or directors.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow

✓	Enforce strict insider trading policies, including blackout periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors

✓	Set meaningful stock ownership guidelines for executives and directors	X	No tax gross-ups upon a change in control

✓	Disclose performance goals and performance results for our annual incentive program	X	No re-pricing or cash buyout of underwater stock options

✓	Set a maximum individual payout limit for our annual bonus program	X	No enhanced retirement formulas

✓	Incorporate general severance and change-in-control provisions that are consistent with market practice	X	No guaranteed compensation either annually or multi-year (compensation evaluated each year)

✓	Retain an independent compensation consultant reporting directly to the Compensation Committee	X	No market timing in connection with granting of equity awards

Hedging and Pledging Company Securities

Our Insider Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.

Stock Ownership Guidelines

We have stock ownership guidelines applicable to non-employee directors and our Named Executive Officers. Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of leadership and non-employee directors with those of our stockholders. Our guideline structure is as follows:

•	Non-Employee Directors – 4x annual retainer

•	Executive Chairman: 6x base salary

•	Chief Executive Officer: 6x base salary

•	Other NEOs: 3x base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•	unvested time-vested RSUs;

•	shares held in retirement accounts; and

•	share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.

Unvested stock options, unexercised stock options and performance-based RSUs are not included when determining compliance with the guidelines. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Aveanna’s common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

PROPOSAL 1—ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as Class I members of our Board of Directors at the Meeting of stockholders.

Name	Term Expiring
Victor F. Ganzi	2025 Annual Meeting of stockholders
Devin O’Reilly	2025 Annual Meeting of stockholders
Robert M. Williams, Jr.	2025 Annual Meeting of stockholders

The section of this Proxy Statement titled “Directors & Executive Officers” contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as Class I directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of ten directors. Certain aspects of the composition and functioning of our Board of Directors are subject to the rights of our principal stockholders under our A&R Stockholders Agreement, as defined below in “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In accordance with our Amended Charter, our Board of Directors is divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a staggered three-year term and one class being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board of Directors will be elected each year. Our directors are divided among the three classes as follows:

•

The Class I directors are Victor F. Ganzi, Devin O’Reilly and Robert M. Williams, Jr., and their terms will expire at the Meeting, and are director nominees at the Meeting to serve as Class I directors until the 2025 Annual Meeting or until their respective successors are selected or qualified;

•	The Class II directors are Christopher R. Gordon, Steven E. Rodgers and Rodney D. Windley, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	The Class III directors are Dr. Sheldon M. Retchin, Tony Strange, Dr. Erica Schwartz and Richard Zoretic, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.

Chairman of the Board of Directors and Board Leadership Structure

The Board believes it is appropriate to separate the roles of the Executive Chairman of the Board and the Chief Executive Officer. The Executive Chairman of the Board is charged with acting as a liaison between the Board and our management team, including oversight of management’s implementation of the Board’s strategies, directives and execution of our acquisition activity. The Chief Executive Officer is responsible for providing daily leadership and oversight of our performance.

Mr. Windley has served as the Executive Chairman of the Board of Directors and Mr. Strange has served as the Chief Executive Officer since the Company’s formation in March 2017.

We believe it is appropriate at this time in our growth for Mr. Windley to serve as Executive Chairman because his strong operational experience, extensive knowledge of our industry, and innovative leadership skills support management’s execution of our strategy and focus our directors’ attention on the most critical matters affecting our business.

Director Independence

Our Board of Directors has affirmatively determined that each of Victor F. Ganzi, Christopher R. Gordon, Devin O’Reilly, Dr. Sheldon M. Retchin, Steven E. Rodgers, Robert M. Williams, Jr., Dr. Erica Schwartz and Richard Zoretic is an “independent director,” as defined under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Controlled Company Exception

Bain Capital L.P., one of the world’s leading private, multi-asset alternative investment firms and J.H. Whitney Capital Partners (together with Bain Capital, the “Sponsors”), a leader in the private equity industry, and their respective affiliates (the “Sponsor Affiliates”) beneficially own more than 50% of the combined voting power of our common stock. As a result, the Sponsor Affiliates are entitled to nominate at least a majority of the total number of directors comprising our Board of Directors, and we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (i) the requirement that we have a compensation committee that is composed entirely of directors that satisfy certain heightened standards of independence and

(ii) the requirement that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that consists entirely of independent directors. We currently utilize these exemptions.

Stockholder Engagement

Our investor relations program includes regular communication and active engagement with our stockholders throughout the year. We encourage feedback from our stockholders as it relates to our corporate governance, compensation policies and practices for our executives, regulatory developments, industry trends and company strategy. We have leveraged primarily virtual settings to seamlessly connect with investors and analysts throughout 2021 and continuing into 2022, though we have also begun to again meet with investors in person. Since our IPO in April 2021, we have met with more than 125 investment managers at conferences like the Bank of America Healthcare Conference, Stephens Annual Investment Conference, J.P. Morgan Healthcare Conference, Raymond James Institutional Investors Conference, Barclays Global Healthcare Conference, and we have also participated in numerous analyst-hosted non-deal road shows to discuss important strategic topics including:

•	financial performance;

•	clinical quality;

•	organic and inorganic growth strategies;

•	diverse and growing reimbursement structure;

•	labor trends; and

•	leverageable Aveanna platform

Risk Oversight

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

In addition, the Company’s Chief Legal Officer reports in person to the Audit Committee on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Moreover, the Company’s Chief Compliance Officer reports to the Clinical Quality and Compliance Committee on at least a quarterly basis on compliance and regulatory risks involving the Company and the Company’s efforts to mitigate those risks.

Additionally, at each Board meeting, our Executive Chairman and Chief Executive Officer meet with the other directors to address operational and strategic matters, including areas of risk and opportunity that require Board attention.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board of Directors actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Compensation Risk Assessment

Our management believes that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

We based the above conclusions on the following: for the annual long-term, equity-based compensation programs in place in fiscal year 2021 for our (i) executive officers and (ii) corporate and field (non-executive) management, awards were subject to time-based vesting conditions, and performance targets for the performance-based awards were linked to Volume Weighted Average Price (“VWAP”) per share of Aveanna stock. For the annual short-term, non-equity incentive compensation programs in place for our (i) executive officers and (ii) corporate management in place in fiscal year 2021, performance targets were linked to revenue and adjusted EBITDA before consideration of any results of operations contributed by companies we acquired in 2021, proforma annualized revenue and adjusted EBITDA of the companies we acquired in 2021, and completion of an IPO. These performance goals are defined more fully on in the section titled, 2021 Performance Elements, of this Proxy Statement. For the annual short-term, non-equity incentive compensation programs in place for our eligible field operations leaders, performance targets were linked to multiple performance measures such as region-specific results of operations, cash collection metrics, quality and compliance metrics, among other things.

In addition, our compensation consultant regularly reviews our executive compensation program for the purpose of identifying potential sources of risk and reports its findings to the Compensation Committee.

Corporate and Social Responsibility

Employee Support and Patient Safety in the COVID-19 Environment

In March 2020, the World Health Organization declared COVID-19 a pandemic. We continue to monitor the impact of COVID-19 on our caregivers and support personnel, our patients and their families, and our referral sources. We have adapted our operations as necessary to best protect our people and serve our patients and our communities. We continue to take precautions to protect the safety and well-being of our employees and patients by purchasing and delivering additional supplies of personal protective equipment and COVID-19 testing kits (“PPE”) and other medical supplies to branches and regional offices across the country as necessary. We have also invested in technology and equipment that allows support personnel to provide, on a remote basis, seamless functionality and support to our clinicians who continue to care for our patients. The majority of our employees at our corporate support offices in Georgia, Texas and Arizona continue to work remotely.

We also have taken the following additional steps to support our employees:

•	provided paid leave to employees directly impacted by COVID-19 due to illness or quarantine, closure of a work location or inability to obtain childcare due to mandated closures;

•	provided paid leave to employees in connection with any federal, state or local requirements;

•	provided paid time off to employees to receive the COVID-19 vaccinations, including boosters, and allowing time off as needed to deal with side effects;

•	permitted employees to temporarily suspend any 401(k) plan loan deductions;

•	allowed employees to make a withdrawal from the 401(k) plan for coronavirus-related distributions without incurring the additional 10% early withdrawal penalty;

•	granted access to telehealth services to all employees;

•	launched a COVID-19 Resource Center, which is updated frequently with employee, clinical and operational resources.

We have taken the following additional steps to ensure the safety of our patients:

•	increased PPE supplies in locations so infection control practices can be implemented as needed for patient care;

•	provided COVID-19 testing kits to ensure the safety of both our employees and patients;

•	implemented all required state mandates related to wearing appropriate masks and PPE in our offices and related to patient care;

•

developed a COVID-19 toolkit, a positive patient treatment protocol and PPE policy for clinicians treating COVID-19 symptomatic and positive patients, which requires use of N-95 masks, gloves, gowns and face shields by our clinicians and requires surgical masks to be worn by our patients;

•	created a centralized distribution center for all critical PPE, allowing us to flex our inventory on a care center by care center basis, based on need and demand; and

•	implemented a COVID-19 vaccine policy as required by applicable regulations.

Social Responsibility

The Aveanna Healthcare Relief Fund was formed as a separate 501c3 non-profit organization to provide support to Aveanna employees in times of need. The Aveanna Relief Fund provides financial assistance to Aveanna team members who are experiencing severe financial hardships caused by unexpected emergencies, such as natural disasters, serious illness or injury, funeral expenses along with many other unexpected circumstances. The work that goes into the operation of the fund is provided by Aveanna employees who volunteer their time and effort to help those in need. The Aveanna Relief Fund is supported by employee donations through payroll deduction, matching donations of those contributions by Aveanna on a dollar for dollar basis and the generous donations from many of our vendor partners.

Human Capital

As of January 1, 2022, we had approximately 33,000 employees. All of our employees work with us on an at-will basis and none are union members or subject to any collective bargaining agreements. Our employee engagement survey data, together with other key indicators that we review, demonstrate that we enjoy good relationships with our employees. Our human capital resources objectives center around employee engagement, fostering our culture, and leadership development. We maintain and grow our team utilizing historically proven practices and technologies that help us identify, hire, incentivize and retain our existing employees and integrate new employees into our culture. The principal purpose of our equity incentive plan is to attract, retain, motivate and reward certain employees and directors through the issuance of equity-based incentive compensation awards, through employee participation in our employee stock purchase plan, and through cash-based performance bonuses.

Talent Acquisition, Retention and Development

Our strategy is to lead the market by attracting and hiring caregivers with a candidate-focused and tech-driven recruiting experience. Our nationwide recruiting model is customized to localized workforces and seeks to attract the best clinicians with a powerful story, unique opportunities to provide one-on-one care in the home with flexible schedules, and 24/7 clinical support and electronic charting. We leverage deep recruiting and employee data to identify, attract, and engage a skilled and diverse talent pool; and to help inform how we manage, develop, and retain our valuable workforce.

Diversity and Inclusion

Our Diversity, Equity & Inclusion (“DEI”) Vision

Aveanna is a company where all employees of various cultures, walks of life and abilities are valued and each has an equal opportunity for growth and success, thereby increasing organizational capacity to achieve our mission to revolutionize the way we deliver homecare – one patient at a time - while preserving and cultivating our culture of corporate and social responsibility.

Board of Directors

The Board of Directors is committed to increasing the level of women on the Board of Directors as board turnover occurs from time to time, taking into account educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders along with the level of female representation on the Board of Directors. Accordingly, consideration of the number of women who are directors, along with consideration of whether other diverse attributes are sufficiently represented on the Board of Directors, will be an important component of the selection process for new members of the Board of Directors going forward. In addition, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, considers whether a proposed director candidate would help achieve a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, age, gender identity, gender expression and sexual orientation.

In furtherance of this commitment, on May 13, 2021 the Board of Directors appointed Dr. Erica Schwartz to the Board of Directors. We expect to achieve additional gender diversity on the Board over time through Board vacancies, expansion or otherwise. The following matrix provides additional information about our board diversity as of January 1, 2022.

TOTAL NUMBER OF DIRECTORS – 10

	Female	Male	Nonbinary	Did Not Disclose Gender

PART 1: Gender Identity

Directors	1	9

PART 2: Demographic Background

African American or Black	1	1

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	–	8	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	–

Executive Officer Positions

In appointing individuals to executive officer positions, we weigh a number of factors, including educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders along with the level of diverse representation within our senior management team. We are committed to increasing the diversity of our executive officers going forward

The Board of Directors believes the most effective way to achieve greater diversity in our senior management team is to identify high-potential candidates within the organization and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization. The Board of Directors will evaluate the appropriateness of adopting diversity targets in the future as well.

Board Committees

The committees of our Board of Directors are comprised of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Clinical Quality and Compliance Committee. Each committee operates under a charter approved by our Board of Directors. Members serve on these committees until their respective resignations or until otherwise determined by our Board of Directors. Copies of each committee’s charter is available on our website, located at www.aveanna.com. Information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

Audit Committee

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee is composed of Victor F. Ganzi, Dr. Sheldon M. Retchin, Steven E. Rodgers and Richard Zoretic, with Mr. Ganzi serving as chair. Mr. Ganzi qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K. Rule 10A-3 of the Exchange Act and the Nasdaq rules require that our Audit Committee have at least one independent member upon the listing of our common stock, have a majority of independent members within 90 days of the effective date of the registration statement filed in connection with our initial public offering and be composed entirely of independent members within one year of the date of this prospectus. Our Board of Directors has affirmatively determined that Messrs. Ganzi, Retchin, Rodgers and Zoretic each meet the definition of “independent director” for purposes of serving on the Audit Committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act and the Nasdaq rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is composed of Devin O’Reilly, Tony Strange, Robert M. Williams, Jr. and Rodney D. Windley, with Mr. Windley serving as chair. As described above, we avail ourselves to the “controlled company” exemption under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Messrs. Windley and Strange do not qualify as “independent directors” under the Nasdaq rules.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

The Compensation Committee is composed of Christopher R. Gordon, Devin O’Reilly, Steven E. Rodgers and Robert M. Williams, Jr., with Mr. O’Reilly serving as chair. As described above, we avail ourselves of the “controlled company” exemption under the Nasdaq rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

Clinical Quality and Compliance Committee

Our Clinical Quality and Compliance Committee oversees our non-financial compliance matters and is responsible for, among other things:

•	identifying, reviewing and analyzing laws and regulations applicable to us;

•	recommending to the Board of Directors, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing our non-financial compliance programs; and

•	reviewing our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matter.

The Clinical Quality and Compliance Committee is composed of Devin O’Reilly, Dr. Sheldon M. Retchin, Dr. Erica Schwartz, Tony Strange and Robert M. Williams, Jr., with Dr. Retchin serving as chair.

Board and Committee Meetings—2021

Our Board of Directors held six meetings in fiscal year 2021. Our Board of Directors maintains Audit, Compensation, Nominating and Corporate Governance, and Clinical Quality and Compliance Committees. Each Board committee generally meets on or around the date of each regularly-scheduled quarterly Board meeting. During 2021, the Audit Committee held four meetings; the Compensation Committee held two meetings; the Nominating and Corporate Governance Committee held one meeting; and the Clinical Quality and Compliance Committee held four meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during fiscal year 2021. Generally, during every month in which there is not a regularly-scheduled Board meeting, the Board of Directors members meet telephonically with selected members of Company management. All of our directors are encouraged to attend our annual meeting of stockholders.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in executive session on a regular basis in connection with each Board meeting without any members of our management present.

Director Nominations

The Nominating and Corporate Governance Committee solicits and receives recommendations for candidates to fill any Board vacancies, reviews the qualifications of potential director candidates. and recommends candidates to the full Board for consideration. For so long as the A&R Stockholders Agreement remains in effect, the Nominating & Governance Committee is required to ensure that the composition of the Board complies with the procedures set forth in the A&R Stockholders Agreement. The Nominating & Governance Committee has adopted policies and procedures for the evaluation of director candidates for the Board. Pursuant to these policies, the Nominating & Governance Committee considers, in addition to those candidates designated in accordance with the terms of the A&R Stockholders Agreement, candidates recommended by the Nominating & Governance Committee, by other Board members, by management and by stockholders (pursuant to the procedures described below). The Nominating & Governance Committee periodically reviews the performance and contributions of individual Board members in connection with the determination to propose a director as a candidate for re-election. If a Board member is a candidate for re-election, then the Nominating & Governance Committee considers all aspects of such candidate’s qualifications and skills in the context of the Company’s needs at that point in time, as well as such person’s diversity of background and experience and the current composition of the Board and the needs of the Board and the respective committees of the Board. While not an exclusive list, the Nominating & Governance Committee considers the following important qualifications when evaluating a director candidate:

•	High standards of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board; and

•	The ability to assist and support management and make significant contributions to the Company’s success.

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Pursuant to our Amended Bylaws, stockholders may recommend a nominee for consideration by the Board by delivering certain information specified in our Amended Bylaws with respect to the nominee and the proposing stockholder to our Secretary, at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339. Our Secretary will forward such information to the Chair of the Nominating and Corporate Governance Committee.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our stockholders, the Board believes that the procedures set forth in our Amended Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

The Nominating & Corporate Governance Committee has retained Russell Reynolds Associates, a director and executive search and recruiting firm, to identify and review potential independent director candidates and assist the committee and the board in assessing their qualifications and promoting the consideration of diverse candidates, which lead to the appointment of Dr. Erica Schwartz in 2021. The Nominating & Corporate Governance Committee has not paid fees to any other third parties to assist in identifying or evaluating potential nominees.

Stockholder Communications with and Regarding our Board of Directors

Stockholders who wish to communicate with our Board of Directors or our Audit Committee should address their communications to such party, in care of our Secretary, who is responsible for promptly disseminating such communications to our Board of Directors or Audit Committee Chair, as appropriate. Pursuant to our Corporate Governance Guidelines (described below), all communications with the Board of Directors or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Secretary in accordance with the procedures described under the heading “Other Matters — Submission of Shareholder Proposals and Director Nominations for 2023 Annual Meeting,” below.

CODE OF ETHICAL BUSINESS CONDUCT

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.aveanna.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

CORPORATE GOVERNANCE GUIDELINES AND REVIEW AND CONSIDERATION OF CORPORATE GOVERNANCE PRACTICES

Our Board of Directors has adopted Corporate Governance Guidelines. The purpose of the Corporate Governance Guidelines is to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its stockholders. A copy of the Corporate Governance Guidelines appears on the “Investors” subpage of our website (www.aveanna.com) under the link “Governance.”

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Devin O’Reilly

Harmon T. Strange

Robert M. Williams, Jr.

Rodney D. Windley (Chair)

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2022. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter.

Ernst & Young Representative—Attendance at the Meeting

A representative of Ernst & Young will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit Committee by specific reference.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. The Audit Committee is responsible for oversight of Aveanna’s accounting and financial reporting and internal control processes, and compliance with legal and regulatory requirements. The Audit Committee is currently composed of four directors, all of whom are independent as determined in accordance with the listing standards of Nasdaq and within the meaning of Rule 10A-3 under the Exchange Act. Victor F. Ganzi, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K.

In fulfilling its oversight responsibilities, on a quarterly and annual basis, the Audit Committee meets with Ernst & Young LLP (“EY”), our independent registered public accounting firm, both with and without management present, to review and discuss our quarterly and annual financial statements, related footnotes, and

Management’s Discussion and Analysis of Financial Condition and Results of Operations; and to solicit EY’s feedback and observations as to our overall quality of financial reporting. The Audit Committee has reviewed and discussed with EY our audited financial statements for the fiscal year ended January 1, 2022, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, clarity of disclosures in the financial statements, and critical audit matters.

The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. EY has served as our independent registered public accounting firm since 2017. The lead engagement partner on the fiscal 2021 audit was appointed in 2021, upon the retirement of the former lead partner. The Chairman of the Audit Committee was involved in the selection of the lead audit partner.

During the planning phase of the 2021 audit, the Audit Committee discussed with EY the overall scope and planning of the annual audit, including EY’s overall fees. The members of the Audit Committee, or the Chair of the Audit Committee, pursuant to a delegation of authority, reviewed and pre-approved all permissible services by EY.

EY provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board’s (the “PCAOB”) regarding EY’s independence, and the members of the Audit Committee discussed with EY the firm’s independence from us and our management. The members of the Audit Committee also considered whether EY’s provision to us of any non-audit services is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that EY is independent from us and our management.

The Audit Committee also received from and discussed with EY the matters required to be discussed under the applicable requirements of the PCAOB, the SEC and the Audit Committee’s charter.

Based on the review and discussions set forth above, and any additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

This report has been approved by the members of the Audit Committee:

Victor F. Ganzi (Chair)

Dr. Sheldon M. Retchin

Steven E. Rodgers

Richard Zoretic

Fees Paid to Auditors

The following summarizes the fees billed to us and our subsidiaries by Ernst & Young for professional services rendered in fiscal years 2021 and 2020.

	Fiscal Year 2021		Fiscal Year 2020
Fee Category	Amount ($)	Percent	Amount ($)	Percent

Audit fees	$2,312,000	68%	$2,886,231	76%
Tax fees	$1,101,866	32%	$929,659	24%

Total fees	$3,413,866	100%	$3,815,890	100%

Audit fees included fees associated with the annual audit, our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, our initial public offering, including in connection with our registration statement on Form S-1, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Tax fees included tax compliance and limited tax consulting services. There were no Audit-related or other fees in 2021 and 2020. All of the services described above were pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of March 11, 2022, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors, director nominees, and Named Executive Officers (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors (Including 2022 Director Nominees)” is c/o Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, Georgia 30339.

Name of Beneficial Owner	Shares	Percentage

5% Stockholders:

Entities affiliated with Brain capital Investors, LLC (1)	81,600,880	44.2%

J.H. Whitney Equity Partners VII (2)	48,655,882	26.3%

Directors and Named Executive Officers:

Rodney D. Windley (3)	3,560,782	1.9%

Tony Strange (4)	3,563,264	1.9%

Jeffrey Shaner (5)	2,813,676	1.5%

David Afshar (6)	324,894	*

Shannon Drake (7)	177,849	*

Victor F. Ganzi	209,100	*

Christopher R. Gordan (8)	-	*

Devin O’Reilly (8)	-	*

Sheldon M. Retchin, M.D., M.S.P.H	67,248	*

Steven E. Rodgers	-	*

Erica Schwartz, M.D., J.D., M.P.H.	-	*

Robert M. Williams Jr. (9)	5,775,467	3.1%

Richard C. Zoretic	20,500	*

All directors and executive officers as a group (13 persons) (10)	16,512,780	8.6%

(*)	Less than one percent
(1)

Includes 81,600,880 shares registered in the name of BCPE Eagle Investor, LP, (“BCPE Eagle Investor”). Bain Capital Fund XI, L.P., a Cayman Islands exempted limited partnership (“Fund XI”), is the sole member of BCPE Eagle GP, LLC, a Delaware limited liability company (“BCPE Eagle GP”), which is the general partner of BCPE Eagle Investor. Bain Capital Partners XI, L.P., a Cayman Islands exempted limited partnership (“Partners XI”), is the general partner of Fund XI. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI” and collectively with BCPE Eagle Investor, BCPE Eagle GP, Fund XI and Partners XI, the “Bain Capital Entities”), is the general partner of Partners XI. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Eagle Investor. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)

Includes (i) 31,474,896 shares registered in the name of J.H. Whitney VII, L.P., (ii) 15,725,196 shares registered in the name of PSA Healthcare Investment Holding LLC, and (iii) 1,455,790 shares registered in the name of PSA Iliad Holdings LLC (together, the “J.H. Whitney Entities”). The governance, investment strategy and decision-making process with respect to investments held by the J.H. Whitney Entities is directed by J.H. Whitney Equity Partners VII, LLC. As a result, J.H. Whitney Equity Partners VII, LLC may be deemed to share voting and dispositive power with respect to the shares held by the J.H. Whitney Entities. Each of the J.H. Whitney Entities has an address c/o J.H. Whitney Capital Partners, LLC, 130 Main Street, New Canaan, Connecticut 06840.

(3)	Includes 1,916,648 shares issuable upon exercise of options.
(4)	Includes 1,916,648 shares issuable upon exercise of options.
(5)	Includes 1,916,648 shares issuable upon exercise of options.
(6)	Includes 294,198 shares issuable upon exercise of options.
(7)	Includes 152,224 shares issuable upon exercise of options.
(8)

Does not include shares held by the Bain Capital Entities. Each of Mr. Gordon and Mr. O’Reilly is a Managing Director of BCI. As a result, by virtue of the relationships described in footnote 1 above, Messrs. Gordon and O’Reilly may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Messrs. Gordon and O’Reilly is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(9)

Does not include shares held by the J.H. Whitney Entities but includes 5,227,500 shares held by JHW Iliad Holdings LLC (“JHW Iliad”) and 547,967 shares held by JHW Iliad Holdings II LLC (“JHW Iliad II”). Project Iliad Managing Member, LLC (“Project Iliad”) is the managing member of JHW Iliad. J.H. Whitney Capital Partners, LLC (“JHW Capital Partners”) is the sole member of J.H. Whitney VII Management Co., LLC (“JHW Management Co. VII”), which is the managing member of JHW Iliad II. Mr. Williams is a senior managing director at J.H. Whitney Equity Partners VII, LLC and is a Member of Project Iliad and a Senior Managing Director of JHW Capital Partners. As a result, by virtue of the relationships described in footnote 2 above, and in the foregoing sentence, Mr. Williams may be deemed to share beneficial ownership of the shares held by the J.H. Whitney Entities, JHW Iliad and JHW Iliad II. Mr. Williams disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Mr. Williams is c/o J.H. Whitney Capital Partners, LLC, 130 Main Street, New Canaan, Connecticut 06840.

(10)	Includes 6,196,366 shares issuable upon exercise of options.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2021, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2021, except that Dr. Schwartz inadvertently filed a late Form 3, and Messrs. Ganzi, Retchin, Rodgers and Zoretic each filed one late Form 4.

EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY 1, 2022

The following table provides information about awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of January 1, 2022.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation plan approved by security holders	17,917,381	5.65	13,410,529
Equity compensation plans not approved by security holders	-	-	-
Total	17,917,381	5.65	13,410,529

PROPOSAL 3—ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory, non-binding, basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Say on Pay Vote Mechanics

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Highlights of our Executive Compensation Program

We believe that it is important to reward our executives for strong performance in our business, which presents us with significant operational and regulatory challenges given our industry, and to incentivize them to continue to take actions to deliver strong results for our investors by growing our geographical footprint, expanding our relationships in the healthcare community, growing our patient services, and pursuing new market opportunities. At the same time, we believe that it is important to disincentivize unnecessary risk-taking. We design our executive compensation programs to attract talented executives to join the Company and to motivate them to position us for long-term success, achieve superior operating results and increase stockholder value. To realize these objectives, our compensation philosophy includes the following core elements:

•

Performance-Based: A significant portion of executive compensation should be “at-risk,” performance-based pay linked to specific, measurable short-term and long-term goals that reward both organizational and individual performance;

•	Stockholder Aligned: Incentives should be structured to create a strong alignment between executives and stockholders on both a short-term and long-term basis; and

•

Market Competitive: Compensation levels and programs for executives, including our Named Executive Officers, should be competitive relative to the markets in which we operate and compete for talent. It is important to leverage an understanding of what constitutes competitive pay in our markets and build strategies to attract, incentivize, reward and retain top talent.

By incorporating these core design elements, we believe our executive compensation program is in line with and supportive of our stockholders’ objectives and effective in attracting, motivating and retaining the level of talent we need to successfully manage and grow our business.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY, NON-BINDING SAY ON PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of

Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, and the other related tables and disclosures.”

The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote in considering future compensation arrangements.

PROPOSAL 4—ADVISORY, NON-BINDING, VOTE ON THE FREQUENCY OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board of Directors requests your non-binding advisory vote on whether the periodic vote to approve the compensation of our Named Executive Officers as reflected in Proposal No. 3 should occur once every year, two years or three years. This vote is advisory and, therefore, will not be binding on the Board of Directors or the Company. The Board of Directors and the Compensation Committee, however, will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

The Board of Directors believes an annual advisory vote on executive compensation is appropriate given our long-term compensation philosophy, which emphasizes long-term stockholder value. It also enables our stockholders the opportunity to easily evaluate the operation of our executive compensation programs.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s stockholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Section 14A of the Exchange Act every:

•	one year;

•	two years; or

•	three years.”

In voting on this resolution, you should mark your proxy for one year, two years or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of “ONE YEAR” for future advisory votes regarding executive compensation.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE FOREGOING ADVISORY, NON-BINDING RESOLUTION.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2021 executive compensation structure and philosophy. This CD&A is intended to be read in conjunction with the tables included in CD&A as well as the section titled, Report of the Compensation Committee, which provides detailed compensation information for the following executive officers, who we refer to as our “Named Executive Officers” or “NEOs”:

Name	Title

Tony Strange	Chief Executive Officer

David Afshar	Chief Financial Officer

Rodney D. Windley	Executive Chairman

Jeffrey Shaner	Chief Operating Officer

Shannon Drake	General Counsel and Chief Legal Officer

Total Compensation Opportunity

Our executive compensation structure consists of the following components:

•	Base salary
•	Non-equity Incentive Plan Compensation
•	Long-term incentives (equity awards)
•	Broad-based benefit and retirement programs

Performance and Company Highlights for Fiscal Year 2021

Despite significant challenges to our business in 2021 as a result of the COVID-19 environment and related variants, our NEOs were instrumental in helping us drive Company performance in 2021, and in assessing our competitive position and shaping a plan that will best position us for continued growth in 2022 and beyond. We entered 2022 with continued confidence in the Aveanna’s growth potential. We present below key business highlights to assist our stockholders in understanding the compensation decisions made with respect to our NEOs that relate to 2021 performance. Key performance highlights from 2021 include:

•	Revenues increased 12.3% from 2020 to $1.68 billion
•	Net loss was $117.0 million for fiscal year 2021, primarily attributable to a $117.7 million, non-cash charge for goodwill impairment
•	Adjusted EBITDA increased 20.9% from 2020 to $184.2 million
•	Completed three acquisitions in 2021 with annualized revenues of over $290 million
•	Completed an IPO and became a public registrant in 2021

Executive Compensation Objectives and Philosophy

Our executive compensation program is intended to attract and retain executive officers and to align the interests of our executive officers with those of our stockholders. The Compensation Committee’s objectives for our programs include, but are not limited to, the following:

•	offer competitive total compensation opportunities, reflecting industry standards, and balance the need for talent with reasonable compensation expense;

•	enhance stockholder value by focusing management on financial metrics that drive value;

•	emphasize at-risk compensation versus fixed compensation;

•	attract, motivate and retain executive talent willing to commit to long-term stockholder value creation; and

•	discouraging excessive risk taking.

The Compensation Committee determines the type and amount of compensation opportunity for our Named Executive Officers based on a thorough review of a variety of factors, including competitive market data, the officers’ respective responsibilities and value to the Company, future leadership potential and individual/corporate/business performance. The following table outlines the elements of our executive pay programs and each element’s relationship with our philosophy for NEO compensation:

Component	Purpose	Characteristics	Fixed or Performance- Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Non-Equity Compensation (Annual Cash Incentive)	Encourages achievement of financial performance metrics that drive stockholder value	Based on achievement of predefined corporate financial performance objectives	Performance-Based

Long-Term Equity Incentives	Align executives’ long-term compensation interests with stockholders’ investment interests	Value to the executive is based on the passage of time, as well as company-specific annual performance and long-term stock price performance	Fixed and Performance-Based

Benefit and Retirement Programs	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Fiscal Year 2021 NEO Target Compensation Structure Summary

Component	Summary

Base Salary

Other than Mr. Drake, our NEOs did not receive a salary increase for fiscal year 2021. The following salaries were in effect during fiscal year 2021:

•  Mr. Windley: $750,000

•  Mr. Strange: $750,000

•  Mr. Shaner: $550,000

•  Mr. Afshar: $400,000

•  Mr. Drake: $375,000 (increased from $350,000 on January 1, 2021 to align with competitive market practice)

Target Annual Bonus

The following target bonus opportunities were approved for fiscal year 2021. There were no changes from fiscal year 2020.

•  Mr. Windley: 100%

•  Mr. Strange: 100%

•  Mr. Shaner: 75%

•  Mr. Afshar: 75%

•  Mr. Drake: 60%

Fiscal Year 2021 NEO Target Compensation Structure Summary

Component	Summary

Long-Term Incentives

Our common stock started trading publicly on April 29, 2021. In order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, on December 29, 2021, we granted RSUs to members of senior management, including the following three NEOs: Mr. Shaner, Mr. Afshar, and Mr. Drake.

Such RSUs will not vest until four years from the grant date, or December 29, 2025, and generally will be forfeited if the recipient voluntarily terminates employment prior to the vesting date.

No equity grants were made to Mr. Windley or Mr. Strange in fiscal year 2021.

Our fiscal year 2021 NEO RSU grants are summarized as follows:

•  Mr. Shaner: 180,000 RSUs with a grant date value of $1,260,000

•  Mr. Afshar: 130,000 RSUs with a grant date value of $910,000

•  Mr. Drake: 125,000 RSUs with a grant date value of $875,000

Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Compensation Committee consists of independent directors and is responsible for the review and approval of all aspects of our compensation programs, including, without limitation:

•	considering input from our stockholders;

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits programs.

Following review and discussion, the Compensation Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Compensation Committee is supported in its work by our General Counsel and Chief Legal Officer, Chief Administrative Officer and the people services teams, as well as the Compensation Committee’s independent compensation consultant.

Role of Management

Our Executive Chairman and our Chief Executive Officer make pay recommendations for executive officers, other than themselves, to the Compensation Committee based on competitive market data and an assessment of individual performance. Recommendations to the Compensation Committee help establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Compensation Committee considers such recommendations, in conjunction with input from the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of the Independent Compensation Consultant

The Compensation Committee currently retains the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant. The Compensation Committee retains sole authority to hire or terminate any compensation consultant, approve its professional fees, determine the nature and scope of its services and evaluate its performance. A representative of Aon currently attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings as appropriate. The Compensation Committee makes all final decisions regarding executive compensation. Aon’s duties as our independent compensation consultant include, but are not limited to, the following:

•	advising the Compensation Committee on director and executive compensation trends and regulatory developments;

•	developing a peer group of companies to determine competitive compensation rates;

•	providing a total compensation study for executives against peer companies;

•	providing advice to the Compensation Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Compensation Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and

•	advising the Compensation Committee on management’s pay recommendations.

Aon does not provide any other services for the Company.

Role of Peer Companies and Competitive Market Data

The following criteria was considered for the development of a peer group for the 2020 compensation study. The 2020 compensation study was used to assist with total compensation levels for fiscal year 2021.

•	Industry: companies similar to Aveanna, based on publicly-traded healthcare companies in the Global Industry Classification System (GICS) codes of Healthcare Services and Healthcare Facilities;

•	Company size: Approximately one-third to three-times Aveanna’s annual revenues, with a secondary focus on market capitalization;

•	Peers of peers: Companies used in the peer groups of potential peer companies; and

•	Competitors: Companies that compete with Aveanna for business and management talent.

Utilizing the above criteria, Aon identified the following 15 peer companies for the 2020 compensation study:

• Acadia Healthcare Company, Inc. • Addus HomeCare Corporation • Amedisys, Inc. • American Renal Assoc. Holdings	• Encompass Health Corporation • LHC Group, Inc. • MEDNAX, Inc. • National HealthCare Corporation

• AMN Healthcare Services, Inc. • Brookdale Senior Living Inc. • Chemed Corporation • Cross Country Healthcare, Inc.	• Option Care Health, Inc. • The Ensign Group, Inc. • The Providence Service Corporation

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as the Company’s overall and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Timing of Compensation Decisions

At its first annual meeting, the Compensation Committee makes compensation recommendations for our executives, including our Named Executive Officers. Recommendations include base salaries, whether previous year targets were met, prospective target performance levels and equity awards. The Committee also makes periodic compensation decisions for executives hired during the year.

Determination of Executive Chairman and CEO Compensation

At its first annual meeting, the Compensation Committee evaluates the performance of the Executive Chairman and the CEO with respect to the previous year’s targets and appropriate prospective targets. The Committee also engages outside consultants for advice regarding competitors’ overall compensation levels and then makes its recommendation to the Board.

2021 Compensation Elements

Base Salary

Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. The Compensation Committee will recommend changes in base salary from time to time primarily based on a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Compensation Committee reviews base salaries for our executive officers annually. Set forth below are the respective base salaries for our Named Executive Officers, together with the percentage increases, if any, from the preceding fiscal year:

Name	Fiscal Year 2021 Base Salary	Change from Fiscal Year 2020

Rodney D. Windley	$750,000	0%

Tony Strange	$750,000	0%

Jeffrey Shaner	$550,000	0%

David Afshar	$400,000	0%

Shannon Drake	$375,000	7% (1)
(1)	Increased 7% on January 1, 2021 to align more closely with the competitive market median based on the independent consultant’s executive compensation study results

Annual Non-Equity Incentive Compensation

Our NEOs are eligible to earn annual non-equity incentive compensation based on fiscal year performance. The annual non-equity incentive compensation plan is designed to reward our executives for superior annual performance in key areas that we believe create long-term value for stockholders. For fiscal year 2021, the Compensation Committee approved the following primary performance metrics for our executive team:

•	Revenue and adjusted EBITDA before consideration of any results of operations contributed by companies we acquired in 2021 (60% of target) (1);
•	Proforma annualized revenue and adjusted EBITDA for the companies we acquired in 2021 (30% of target) (2); and
•	Completion of an IPO (10% of the target) (3).

(1)

We believe revenue and adjusted EBITDA before consideration of any results of operations contributed by companies we acquired in 2021 is an important metric for measuring performance levels because it focuses on core operating results before any results contributed by acquisitions. Revenue is measured in accordance with U.S. generally accepted accounting principles (“GAAP”) and excludes the results of operations of any companies acquired in 2021. Adjusted EBTIDA for these purposes is measured in accordance with the calculations of our Adjusted EBITDA as disclosed in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our 2021 Form 10-K and excludes the results of operations of any companies acquired in 2021.

(2)

We believe pro forma annualized revenue and adjusted EBITDA for the companies we acquired in 2021 is an important metric because it measures whether or not our annual acquisition activity is consistent with our stated acquisitions targets each year. Proforma annualized revenue and adjusted EBITDA for this measurement is determined based upon our acquisition due diligence, which is approved by our Board of Directors prior to completing a given acquisition.

(3)

Completion of an IPO was an important performance metric for fiscal year 2021 performance based upon our goal of becoming a public company and the level of difficulty and effort required to become a public company.

Upon completion of the fiscal year, the Compensation Committee determines achievement levels versus the pre-approved performance targets. The Compensation Committee also performs a comprehensive review of the Company’s overall financial performance. When performance falls between an achievement threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points to determine compensation. Performance achievement below the threshold level generally will result in a lower bonus amount, in the Compensation Committee’s discretion, or no bonus at all. The Compensation Committee retains discretion to make adjustments as needed to incorporate the results of its comprehensive review.

Target award opportunities: The following target non-equity incentive compensation (as a percentage of base salary) was approved for fiscal year 2021. No changes were made to the 2020 target bonus percentages.

Name	Fiscal Year 2021 Target (1) (% of Salary)
Rodney D. Windley	100%

Tony Strange	100%

Jeffrey Shaner	75%

David Afshar	75%

Shannon Drake	60%

(1)

Participants may earn from 50% to 200% of target non-equity incentive compensation based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. The threshold represents 50% of the target amount; the target level represents 100% of the target amount, and the maximum represents 200% of the target amount.

Based upon the Compensation Committee’s comprehensive review and evaluation of Aveanna’s performance in 2021 with respect to the aforementioned metrics, the following incentives were approved for fiscal year 2021.

Approved Fiscal Year 2021 Actual Non-equity Incentive Compensation

Name	Fiscal Year 2021 Target Incentive (% of Salary)	Fiscal Year 2021 Actual Incentive Earned (% of Target)	Fiscal Year 2021 Actual Incentive Earned
Rodney D. Windley	100%	100%	$750,000

Tony Strange	100%	100%	$750,000

Jeffrey Shaner	75%	100%	$412,500

David Afshar	75%	100%	$300,000

Shannon Drake	60%	100%	$225,000

Long-Term Equity Incentive Plans

In addition to base salary and annual incentive compensation, each of our Named Executive Officers is provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating alignment between executive and stockholder interests.

2021 Plan

We have adopted the 2021 Plan, which became effective on April 28, 2021, the day the registration statement filed in connection with our initial public offering became effective. On and after the 2021 Plan’s effectiveness, no new awards may be granted under our previous stock incentive plan (the “2017 Plan”). Shares of our common stock that are subject to awards that are forfeited and/or cancelled under the 2017 Plan on or after the 2021 Plan’s effectiveness shall be available to be issued as part of the 2021 Plan. The 2021 Plan is designed to provide the Board and the Compensation Committee with flexibility in terms of the types of awards that can be granted and the underlying terms and conditions of such awards. The material terms of the 2021 Plan are summarized below.

Share Reserve. The maximum aggregate number of shares of common stock that may be subject to awards under the 2021 Plan will be 14,413,135 shares (the “Initial Share Pool”). The 2021 Plan contains an automatic share increase feature pursuant to which the 2021 Plan share pool will automatically increase, commencing on January 1, 2022 and ending on and including January 1, 2031 in an amount equal to the lesser of (i) two percent (2%) of the number of outstanding shares on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board; provided that, the maximum number of shares that may be issued upon the exercise of incentive stock options shall equal the Initial Share Pool.

Administration. Unless the Board assumes authority for administration, the Compensation Committee administers the 2021 Plan, and the 2021 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our Board of Directors or one or more of our officers, other than awards made to individuals who are subject to Section 16 of the Exchange Act, or officers or directors to whom authority to grant or amend awards has been delegated hereunder, which must be approved by our full Board of Directors

Eligibility. Incentive stock options (ISOs), nonqualified stock options, stock appreciation rights (SARs), restricted stock and all other stock-based and cash-based awards under the 2021 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only Aveanna employees may be granted ISOs.

Awards. The 2021 Plan provides that the administrator may grant or issue ISOs, nonqualified stock options, SARs, restricted stock, restricted stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Director Limit. The 2021 Plan provides that the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards or other fees granted to a non-employee director during any calendar year shall not exceed $750,000.

Change in control. In the event of a change in control, each outstanding award will be treated as the Compensation Committee determines in its sole discretion and on such terms and conditions as the Compensation Committee deems appropriate including, without limitation, assumption or substitution of awards by the acquirer, termination of awards or cash-out of awards. In the event the acquirer does not assume or substitute awards granted, prior to the consummation of such transaction, awards issued under the 2021 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The Compensation Committee may also make appropriate adjustments to awards under the 2021 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Adjustments of awards. In the event of any stock dividend or other distribution, stock split, forward stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock, the administrator will make appropriate, proportionate adjustments pursuant to criteria set forth in the 2021 Plan.

Amendment and termination. The administrator may terminate, amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No awards will be granted pursuant to the 2021 Plan after the earlier of the tenth anniversary of (i) the effective date of the 2021 Plan and (ii) the date the 2021 Plan was approved by the Company’s stockholders.

Long-Term Incentives – Fiscal Year 2021 Grants

Our common stock started trading publicly on April 29, 2021. In order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, on December 29, 2021, we granted RSUs to members of senior management, including the following three NEOs: Mr, Shaner, Mr. Afshar, and Mr. Drake.

Such RSUs will not vest until four years from the grant date, or December 29, 2025, and generally will be forfeited if the recipient voluntary terminates employment prior to the vesting date.

No equity grants were made to Mr. Windley or Mr. Strange in fiscal year 2021.

Our fiscal year 2021 NEO RSU grants are summarized as follows:

•	Mr. Shaner: 180,000 RSUs with a grant date value of $1,260,000

•	Mr. Afshar: 130,000 RSUs with a grant date value of $910,000

•	Mr. Drake: 125,000 RSUs with a grant date value of $875,000

To determine the appropriate long-term incentive grants, the Compensation Committee uses competitive market data from our annual total compensation study and considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.

Long-Term Incentives – Fiscal Year 2022 Grants

The Company is continuing to grow following its April 2021 IPO. The Compensation Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of our stage of development and size. In the first quarter of 2022, the Compensation Committee, with the assistance of Aon, took an additional step toward enhancing the performance orientation of our long-term incentive equity program by approving the implementation of performance shares.

The Compensation Committee approved a new long-term incentive structure for fiscal year 2022 and beyond, which currently consists of 50% performance stock units and 50% time-based restricted stock units for all executive officers and come senior management groups, and 100% time-based restricted stock units for certain other senior management groups.

•

Performance shares: weighted 50% on annual Adjusted EBITDA performance and 50% on three-year relative total shareholder return performance. Our relative total shareholder return will be compared to the healthcare services and healthcare facilities companies in the S&P Healthcare Services Select Index. Earned amounts become vested at the end of three years.

•	Restricted stock units: vesting occurs on a cliff basis three years after the grant date.

•	Certain other officers and personnel will be eligible to receive such RSUs.

Historical Stock Option Awards

Stock options held by our NEOs contain the following vesting terms: 50% based upon time vesting, and 50% based upon performance vesting. Time-based vesting occurs ratably over five years. Completion of the Company’s IPO in April 2021 resulted in the Company’s performance-vesting options becoming eligible to potentially vest, and such vesting is based upon the achievement of certain Aveanna share prices as set forth below in further detail.

Modification of Stock Options in Fiscal Year 2021

As more fully discussed in Note 13 to our audited consolidated financial statements, on June 17, 2021 the Company established the Volume Weighted Average Price (“VWAP”) per share hurdles for its performance-vesting options, which resulted in an accounting modification on that date. The exercise prices of the performance-vesting options were not changed, nor were any other terms and conditions changed, other than to establish the VWAP. Vesting of the performance-vesting options begins upon the achievement of the minimum VWAP per share hurdles for any ninety consecutive day period (“90 day period”) commencing on or after the nine-month anniversary of our IPO on April 28, 2021.

The minimum VWAP per share hurdle for any 90 day period, which is necessary for 50% of the performance-vesting options to vest, is $10.13 per share. The necessary VWAP per share hurdle for any 90 day period in order for 75% of the performance vesting options to vest, is $12.79. 100% vesting occurs upon attaining a VWAP per share hurdle of $15.52 per-share for any 90 day period, with straight-line interpolation of vesting from 75% to 100% should the VWAP per share for any 90 day period be between $12.79 and $15.52 per share. No straight-line interpolation of vesting occurs should the VWAP per share for any 90 day period be between $10.13 and $12.79.

Compensation Risk Assessment

The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Compensation Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. We believe that the following features of our programs mitigate this risk:

•	the Compensation Committee retains an independent compensation consultant, Aon, to assist with annual compensation decisions;

•

the Compensation Committee approves the Annual Cash Incentive Plan financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;

•	the annual cash incentive bonus plan has capped potential payouts at 200% of the target opportunity to mitigate potential windfalls;

•	we utilize a mix of cash and equity incentive programs, and all equity awards granted to our NEOs have multi-year vesting;

•

we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty;

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

Tax and Accounting Implications

Our Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and considers the impact of tax and accounting treatment when determining executive compensation.

Our Compensation Committee also considers the accounting impact when structuring and approving awards. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), which governs the appropriate accounting treatment of equity-based payments under GAAP.

Other Practices, Policies and Guidelines

We provide a comprehensive offering of benefit plans to our employees, including access to insurance for major medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability, as well as healthcare and flexible spending accounts, wellness programs and various other voluntary benefit programs. These benefit programs are generally available to all our eligible full and part time employees. We do not provide any “Cadillac” or “top hat” benefit plans solely for our senior executives, and our executive officers participate in the same plans with the same cost structures as our general employee population.

401(k) Plan. We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Code. Our 401(k) Plan is offered on a nondiscriminatory basis to all full-time and part-time regular, temporary and contract employees, including our executive officers with no minimum hour requirement for participation. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making deferral contributions, including after-tax Roth and catch-up contributions.

Participating employees may contribute up to 100% of their eligible compensation, but not more than the statutory limits. Participants are eligible to receive the value of their vested account balance upon termination of employment. Participants are always 100% vested in their voluntary contributions. Vesting of matching contributions, if any, is subject to our vesting schedule at 20% per year for each full year of service in which the 1,000 hours is reached or upon the attainment of normal retirement age of the participant.

Employer matching contributions to the 401(k) Plan are made in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 5% of the participant’s annual eligible compensation), subject to certain other limits. The Compensation Committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.

ESPP. We maintain an Employee Stock Purchase Plan, which we refer to as our ESPP. The ESPP is designed to allow our eligible employees to purchase shares of our common stock with their accumulated payroll deductions at certain stated times during stated offering periods. The ESPP is intended to qualify under Section 423 of the Code. The material terms of the ESPP are summarized below.

Administration. Subject to the terms and conditions of the ESPP, the Board of Directors has delegated administration of the ESPP to the Compensation Committee. Our Compensation Committee has in turn delegated administrative tasks and limited decision-making authority under the ESPP to the Company’s Retirement Committee, made up of senior officers, to assist in the administration of the ESPP. The Compensation Committee has final discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We bear all expenses and liabilities incurred by the Compensation Committee members and the other ESPP administrators in this capacity.

Share reserve. The initial share reserve for grants under the ESPP was equal to 3% of the Company’s outstanding common shares as of the ESPP’s effective date (subject to customary anti-dilution adjustments). In addition, the ESPP includes an “evergreen” share replenishment feature whereby the total number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year by the least of (i) that number equal to 1% of the issued and outstanding shares of the Company as of the ESPP’s effective date, (ii) 1% of the Company’s outstanding common shares as of the last day of the prior fiscal year, or (iii) such lesser amount determined by Board.

Eligibility. All U.S. employees of the Company and its subsidiaries, who have more than 90 days of service as of an offering period, subject to certain limitations under Section 423 of the Code, are eligible to purchase shares of our common stock under our ESPP, subject to certain excepts as set forth in the ESPP.

Participation. Employees enroll under the ESPP by completing an electronic payroll deduction permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% (or such greater percentage as the Compensation Committee may establish from time to time before an offering date) of their compensation. However, a participant may not purchase more than a certain number of shares as set forth in the ESPP in each offering period and up to a fair market value of $25,000 of Company shares per calendar year under all “employee stock purchase plans” of the Company, as determined in accordance with Section 423 of the Code. Shares purchased under the ESPP are subject to a 6 month lock up period.

Offering. Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the Compensation Committee. In fiscal year 2022, each offering shall be a consecutive six (6) month period unless otherwise determined by the Compensation Committee. However, in no event may an offering period be longer than 27 months in length.

Price. The option purchase price will be equal to 85% of the lesser of (i) the fair market value of a share of common stock of the Company on the first trading date of the applicable offering period and (ii) the fair market value of a Company share on the applicable purchase date.

Adjustments upon changes in recapitalization, dissolution, liquidation, merger or asset sale. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Compensation Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the ESPP, subject to certain excepts set forth in the ESPP.

Amendment and termination. Our Board or the Compensation Committee may make certain amendments to the ESPP or suspend or terminate the ESPP at any time, subject to certain exceptions for which stockholder approval is required.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit Committee by specific reference.

The Compensation Committee of the Board of Directors of Aveanna Healthcare Holdings Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended January 1, 2022.

Members of the Compensation Committee:

Devin O’Reilly (Chair)

Christopher R. Gordon

Steven E. Rodgers

Robert M. Williams, Jr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the directors listed as signatories to the above report. During fiscal year 2021:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee;

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board.

Summary Compensation

The following table sets forth information concerning total compensation for our Named Executive Officers for fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Tony Strange	2021	750,000	-	-	1,737,760	750,000	1,746	3,239,506

Chief Executive Officer (PEO)	2020	750,000	-	-	-	1,177,500	1,164	1,928,664

David Afshar	2021	400,000	-	910,000	569,112	300,000	1,397	2,180,509

Chief Financial Officer (PFO)	2020	400,000	-	-	657,275	471,000	1,164	1,529,439

Rodney D. Windley	2021	750,000	-	-	1,737,760	750,000	698	3,238,458

Executive Chairman	2020	750,000	-	-	-	1,177,500	466	1,927,966

Jeffrey Shaner	2021	550,000	-	1,260,000	1,737,760	412,500	1,746	3,962,006

Chief Operating Officer	2020	550,000	-	-	-	647,625	1,164	1,198,789

Shannon Drake	2021	375,000	-	875,000	223,405	225,000	1,310	1,699,715

General Counsel and Chief Legal Officer	2020	350,000	-	-	657,275	353,250	1,164	1,361,689

(1)

On December 29, 2021 certain of our Named Executive Officers were granted restricted stock units that cliff vest on December 29, 2025. The grant date fair value of these restricted stock units will be recognized as compensation expense in our financial statements ratably over a four-year period, in accordance with ASC Topic 718.

(2)

Amounts in this column reflect the aggregate grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 13 to our audited consolidated financial statements for the year ended January 1, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2022 (the “audited consolidated financial statements”). Further information regarding these awards is disclosed in the Grant of Plan Based Awards table below. The Named Executive Officers have no assurance that these amounts will be realized.

(3)	Represents incentive awards earned under our Company’s annual incentive plan. For 2021, the payments were made on March 11, 2022. For 2020, the payments were made on March 12, 2021.

(4)	Represents costs attributable to life insurance premiums paid by the Company on behalf of the Named Executive Officers. The Company is not the beneficiary of the related insurance policies.

Fiscal 2021 Supplemental Compensation Table

We are providing the following table (the ‘‘Supplemental Table’’) to provide summary compensation information for our NEOs with respect to their respective compensation for Fiscal 2021 that excludes the effects of the modification of the performance-vesting. Please see “—Modification of Stock Options in Fiscal Year 2021” above. Under ASC 718, the modification resulted in incremental compensation cost, or incremental fair value, that must be reported as additional compensation in fiscal 2021 under the SEC’s disclosure rules. Accordingly, we believe that excluding the incremental fair value associated with the modification in the following Supplemental Table enables investors to better understand the compensation actually earned by or awarded to our NEOs in fiscal 2021.

Other than with respect to the exclusion of the incremental fair value associated with the award modification, the information for the Supplemental Table is the same as that provided in our Summary Compensation Table and accompanying footnotes. The Supplemental Table is intended to provide investors with additional compensation information and is not a replacement for our Summary Compensation table above, which has been prepared in accordance with the SEC’s disclosure rules.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	ASC 718 Aggregate Incremental Fair Value of Modified Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total (excluding ASC 718 Aggregate Incremental Fair Value of Modified Option Awards) ($)

Tony Strange	2021	750,000	-	-	1,737,760	750,000	1,746	1,501,746

Chief Executive Officer

David Afshar	2021	400,000	910,000	-	569,112	300,000	1,397	1,611,397

Chief Financial Officer

Rodney D. Windley	2021	750,000	-	-	1,737,760	750,000	698	1,500,698

Executive Chairman

Jeffrey Shaner	2021	550,000	1,260,000	-	1,737,760	412,500	1,746	2,224,246

Chief Operating Officer

Shannon Drake	2021	375,000	875,000	-	223,405	225,000	1,310	1,476,310

General Counsel and Chief Legal Officer

Grant of Plan-Based Awards

The following table sets forth information concerning awards granted to the Named Executive Officers during the 2021 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date*	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)		Grant Date Fair Value of Stock and Option Awards

Tony Strange

Modification of Performance-Vesting Stock Options (1)	6/17/2021				-	1,206,778		$4.88	1,737,760

Non-Equity Incentive Plan Compensation		375,000	750,000	1,500,000

David Afshar

Modification of Performance-Vesting Stock Options (1)	6/17/2021				-	406,185	$ $	4.88 - 15.00	569,112

Time-vesting Restricted Stock Units (2)	12/29/2021				130,000	-			910,000

Non-Equity Incentive Plan Compensation		150,000	300,000	600,000

Rodney D. Windley

Modification of Performance-Vesting Stock Options (1)	6/17/2021				-	1,206,778		$4.88	1,737,760

Non-Equity Incentive Plan Compensation		375,000	750,000	1,500,000

Jeffrey Shaner

Modification of Performance-Vesting Stock Options (1)	6/17/2021				-	1,206,778		$4.88	1,737,760

Time-vesting Restricted Stock Units (2)	12/29/2021				180,000	-			1,260,000

Non-Equity Incentive Plan Compensation		206,250	412,500	825,000

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date*	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)		Grant Date Fair Value of Stock and Option Awards

Shannon Drake

Modification of Performance-Vesting Stock Options (1)	6/17/2021				-	193,224	$ $	4.88- 15.00	223,405

Time-vesting Restricted Stock Units (2)	12/29/2021				125,000	-			875,000

Non-Equity Incentive Plan Compensation		112,500	225,000	450,000

* In the case of grants dated June 17, 2021, such date was the modification date of outstanding grants for which compensation expense was recognized in Fiscal 2021. Please see “—Modification of Stock Options in Fiscal Year 2021” above.

(1) As more fully discussed in Note 13 to our audited consolidated financial statements, on June 17, 2021 the Company established the VWAP per share hurdles for its performance-vesting options, which resulted in an accounting modification on that date. The exercise prices of the performance-vesting options were not changed. As a result of the June 17, 2021 accounting modification, the Company calculated the fair value of the outstanding performance-vesting options in accordance with ASC Topic 718. The Named Executive Officers have no assurance that these amounts will be realized. Please see “Equity Awards at Fiscal Year-End” and “Future Vesting of Stock Option and Restricted Stock Unit Awards” for material terms associated with the performance-vesting options.

(2) On December 29, 2021 certain of our Named Executive Officers were granted restricted stock units that cliff vest on December 29, 2025. The grant date fair value of these restricted stock units will be recognized as compensation expense in our financial statements ratably over a four-year period, in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding awards granted held by the Named Executive Officers as of January 1, 2022.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Grant Date	Number of Shares or Units That Have Not Yet Vested (#) (2)	Market Value of Shares or Units That Have Not Yet Vested ($) (3)

Tony Strange	12/1/2017	965,422	1,448,134	4.88	11/30/2027		-	-
	12/1/2017	567,896	141,974	9.76	11/30/2027		-	-

David Afshar	6/29/2018	212,961	496,909	4.88	6/28/2028	12/29/2021	130,000	962,000

	11/24/2020	10,250	92,250	15.00	11/23/2030		-	-

Rodney D. Windley	12/1/2017	965,422	1,448,134	4.88	11/30/2027		-	-

	12/1/2017	567,896	141,974	9.76	11/30/2027		-	-

Jeffrey Shaner	12/1/2017	965,422	1,448,134	4.88	11/30/2027	12/29/2021	180,000	1,332,000
	12/1/2017	567,896	141,974	9.76	11/30/2027		-	-

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Grant Date	Number of Shares or Units That Have Not Yet Vested (#) (2)	Market Value of Shares or Units That Have Not Yet Vested ($) (3)
Shannon Drake	12/1/2017	113,579	170,369	4.88	11/30/2027	12/29/2021	125,000	925,000

	11/24/2020	10,250	92,250	15.00	11/23/2030		-	-

(1)	The contractual term of all stock option awards under the 2021 Plan is ten years.

(2)

Represents the restricted stock units granted to the Named Executive Officers on December 29, 2021 and as more fully described in our CD&A. See also the table immediately below for additional information on the terms of the RSUs.

(3)	Market value is based upon Aveanna’s closing stock price on the last day of trading for the fiscal year ended January 1, 2022.

Future Vesting of Stock Option and Restricted Stock Unit Awards

The following table sets forth information concerning the future vesting of outstanding stock option awards and restricted stock unit awards held by the Named Executive Officers as of January 1, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Vesting Schedule of Unvested Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested (#)	Vesting Schedule of Number of Shares or Units That Have Not Yet Vested
Tony Strange	241,356	Time-based, 100% on 3/15/2022	4.88	11/30/2027	-

	1,206,778	Performance-based (a)	4.88	11/30/2027	-

	141,974	Time-based, 100% on 3/15/2022	9.76	11/30/2027	-

David Afshar	141,974	Time-based, 50% on each of 2/5/2022 and 2023	4.88	6/28/2028	130,000	Time-based, 100% on 12/29/2025

	354,935	Performance-based (a)	4.88	11/30/2027	-

	41,000	Time-based, 20% on each of 11/3/2022, 2023, 2024, and 2025	15.00	11/23/2030	-

	51,250	Performance-based (a)	15.00	11/23/2030	-
Rodney D. Windley	241,356	Time-based, 100% on 3/15/2022	4.88	11/30/2027	-

	1,206,778	Performance-based (a)	4.88	11/30/2027	-

	141,974	Time-based, 100% on 3/15/2022	9.76	11/30/2027	-

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Vesting Schedule of Unvested Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested (#)	Vesting Schedule of Number of Shares or Units That Have Not Yet Vested
Jeffrey Shaner	241,356	Time-based, 100% on 3/15/2022	4.88	11/30/2027	180,000	Time-based, 100% on 12/29/2025

	1,206,778	Performance-based (a)	4.88	11/30/2027	-

	141,974	Time-based, 100% on 3/15/2022	9.76	11/30/2027	-

Shannon Drake	28,395	Time-based, 100% on 3/15/2022	4.88	11/30/2027	125,000	Time-based, 100% on 12/29/2025

	141,974	Performance-based (a)	4.88	11/30/2027	-

	41,000	Time-based, 20% on each of 11/3/2022, 2023, 2024, and 2025	15.00	11/23/2030	-

	51,250	Performance-based (a)	15.00	11/23/2030	-

(a)

As more fully discussed in Note 13 to our audited consolidated financial statements, on June 17, 2021 the Company established the VWAP per share hurdles for its performance-vesting options. Vesting of the performance-vesting options begins upon the achievement of certain minimum VWAP per share hurdles for any ninety consecutive day period (“90 day period”) commencing on or after the nine-month anniversary of our IPO on April 28, 2021. The minimum VWAP per share hurdle for any 90 day period, which is necessary for 50% of the performance-vesting options to vest, is $10.13 per share. The necessary VWAP per share hurdle for any 90 day period in order for 75% of the performance vesting options to vest, is $12.79. 100% vesting occurs upon attaining a VWAP per share hurdle of $15.52 per-share for any 90 day period, with straight-line interpolation of vesting from 75% to 100% should the VWAP per share for any 90 day period be between $12.79 and $15.52 per share. No straight-line interpolation of vesting occurs should the VWAP per share for any 90 day period be between $10.13 and $12.79.

Option Exercises and Stock Vested

There were no exercises of stock options by the named executive officers in fiscal year 2021, nor did any restricted stock units held by the named executive officers in 2021 become vested.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have Employment Agreements with each of our Named Executive Officers. Each of the Employment Agreements has an initial three-year term of employment and automatically renews for additional one-year periods unless otherwise terminated by either of the parties to the Employment Agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to our senior executive officers. Each of these executives has an opportunity to earn an annual non-equity incentive award based upon achievement of performance goals to be established by the Board of Directors. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible, in the sole discretion of the Board of Directors, for equity grants under the Stock Incentive Plans.

The Employment Agreements may be terminated by us at any time with or without “Cause” (as defined therein), or by the executive with or without “Good Reason” (as defined therein). The Employment Agreements also terminate automatically upon the voluntary termination, death or disability of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

Executive’s Death, Disability, Voluntary Termination or Termination for Cause

If an executive is terminated for Cause, voluntarily resigns without Good Reason or is terminated due to death or Disability, the executive receives only the salary and vested benefits that have accrued through the date of termination. No other severance benefits are payable. Specifically, the executive will be entitled to (i) any base salary that has accrued but is unpaid, (ii) any annual bonus that has been earned for the calendar year preceding the calendar year in which termination occurs but is unpaid, (iii) a pro-rata portion of the executive’s annual bonus for the calendar year in which the termination occurs based on actual results for such year, payable at the same time annual bonuses for such year are paid to other senior executives of the Company, (iv) any reimbursable expenses that have been incurred but are unreimbursed, (v) pay for any vacation days that have accrued under the Company’s vacation policy but are unused, as of the end of the employment period, and (vi) any plan benefits that by their terms extend beyond termination of executive’s employment (but only to the extent provided in any such benefit plan in which executive has participated as a Company employee).

Termination without Cause; Resignation for Good Reason

Under the Employment Agreements, if the executive is terminated without Cause or resigns for Good Reason, in addition to those sums the executive receives in the event of termination for death, Disability, Voluntary Termination, or Termination for Cause, the executive will also receive the following benefits:

(a)	payment of severance benefits equal to one (1) times the executive’s base salary for the year in which the termination occurs;
(b)	an amount equal to the annual bonus which executive received for the year prior to the year in which the termination occurred; and
(c)	the continuation of health and welfare benefits for the COBRA-eligible period.

Restrictive Covenants

Each of the Employment Agreements contains confidentiality, non-disparagement, cooperation, non-compete and non-solicitation covenants that apply during the executive’s employment with the Company and for a one-year period after the executive’s termination of employment (or for a two-year period if the Company elects to extend the restricted period following the executive’s termination). If the Company elects to extend the restrictive covenants of the Employment Agreements through twenty-four (24) months following the executive’s termination, the executive shall receive (a) severance benefits equal to two (2) times the executive’s base salary at termination and (b) annual bonuses equal to two (2) times the annual bonuses which executive received for the year prior to the year in which the termination occurred.

Treatment of Equity Awards Upon the Executive’s Termination, Death or Disability, or a Change of Control

Under the 2017 Plan, vested options generally remain exercisable for ninety days following the Named Executive Officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause or breach of a restrictive covenant, (ii) vested options remain exercisable for a period of twelve months following termination in the event of the Named Executive Officer’s death or Disability (as defined in the Stock Incentive Plan). Upon the death or Disability of a Named Executive Officer, pursuant to the 2017 Plan, the Named Executive Officer is entitled to the immediate vesting of an additional forty percent (40%) of their Time-Vesting Options (as defined in the 2017 Plan), provided that no more than one hundred (100%) of the Time-Vesting Options will vest as a result of this additional vesting. Any unvested options lapse on termination of employment.

There is no automatic acceleration of vesting of awards under the 2021 Plan upon a Named Executive Officer’s termination, death, disability, or a change in control of the Company.

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our Named Executive Officers would have received under their respective Employment Agreements if their employment was terminated on January 1, 2022 without Cause or if the executive resigned for Good Reason. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Name	Salary (other than accrued amounts)	Non-equity Incentive Compensation	Insurance Benefits and COBRA Premiums	Total
Tony Strange	$750,000	$1,177,500	$24,471	$1,951,971
David Afshar	$400,000	$471,000	$22,637	$893,637
Rodney D. Windley	$750,000	$1,177,500	$24,471	$1,951,971
Jeffrey Shaner	$550,000	$647,625	$29,479	$1,227,104
Shannon Drake	$375,000	$329,700	$29,489	$734,189

The following table summarizes the value of the termination benefits that our Named Executive Officers would have received under their respective Employment Agreements upon a change in control, death or disability. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Name	Termination Benefit (1)	Total
Tony Strange	$608,217	$608,217
David Afshar	$357,774	$357,774
Rodney D. Windley	$608,217	$608,217
Jeffrey Shaner	$608,217	$608,217
Shannon Drake	$71,555	$71,555

(1)

Represents the automatic vesting of the remaining unvested time-based options under the 2017 Plan at the stock price on the last day of trading of the fiscal year ended January 1, 2022, adjusted for the exercise price.

DIRECTOR COMPENSATION

Consistent with the Company’s independent director compensation policy effective January 1, 2021, our independent directors receive an annual retainer of $70,000. Our compensated independent directors are Victor F. Ganzi, Sheldon M. Retchin, Steven E. Rodgers, Erica Schwartz, and Richard C. Zoretic. In addition, the Chairmen of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Clinical Quality Committee each receive an additional annual retainer of $25,000, $15,000, $12,000 and $12,000, respectively. Independent directors are reimbursed for reasonable expenses incurred in attending Board of Directors meetings and committee meetings, as well as with any director education programs they attend relating to their service on our Board of Directors. In addition, each compensated independent director receives an annual grant of deferred restricted stock units of the Company valued at approximately $130,000, which is generally awarded following the Company’s May Board of Directors meeting. Each grant of restricted stock to an independent director fully vests as of the grant date, pursuant to the terms of the 2021 Plan.

The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the fiscal year ended January 1, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Victor F. Ganzi	$ 95,000	$130,000	$ -	$225,000
Christopher R. Gordon (2)	$ -	$-	$ -	$-
Devin O’Reilly (2)	$ -	$-	$ -	$-
Sheldon M. Retchin, M.D., M.S.P.H.	$ 94,500	$130,000	$ -	$224,500
Steven E. Rodgers	$ 90,000	$130,000	$ -	$220,000
Erica Schwartz, M.D., J.D., M.P.H.	$ 76,000	$130,000	$ -	$206,000
Robert M. Williams, Jr. (2)	$ -	$-	$ -	$-
Richard C. Zorectic	$ 82,500	$130,000	$ -	$212,500

(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 13 to our audited consolidated financial statements for the year ended January 1, 2022. All restricted stock units granted to independent directors on June 30, 2021 will vest on June 30, 2022, the one-year anniversary of the date of grant.

(2)	Directors affiliated with our Sponsors did not receive any compensation from Aveanna for the year-ended January 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our outstanding capital stock. The summaries of certain provisions of our related party agreements are qualified in their entirety by reference to all of the provisions of such agreements.

Management Agreement

The Company was previously party to an advisory services agreement (the “Management Agreement”) with Sponsor Affiliates (the “managers”), which was terminated upon completion of the Company’s initial public offering. Under the Management Agreement, the managers received a quarterly management fee, plus out of pocket expenses, from the Company for providing general and strategic advisory services. The Company paid the managers approximately $0.8 million in management fees and expenses during fiscal year 2021 prior to the termination of the Management Agreement. Additionally, upon completion of the Company’s initial public offering the managers waived their right to receive certain transaction fees due under the Management Agreement.

Stockholders Agreement

On March 16, 2017, the Company and the Sponsor Affiliates entered into a stockholders’ agreement (the “Original Stockholders Agreement”) with respect to their respective investments in the Company, with other investors joining the Stockholders Agreement thereafter from time to time upon their investment in the Company (collectively with the Sponsor Affiliates, the “Investors”). In connection with the consummation of the initial public offering, we amended and restated the Original Stockholders Agreement (as amended and restated, the “A&R Stockholders Agreement”).

Pursuant to the A&R Stockholders Agreement, each of the Sponsor Affiliates has the right to designate: (i) four of the Company’s directors if such Sponsor Affiliate retains at least 50% of its percentage ownership in the Company as of the effective date of the A&R Stockholders Agreement (“Original Ownership Percentage”), (ii) three directors if it retains at least 25% but less than 50% of its Original Ownership Percentage (iii) two directors if it retains at least 10% but less than 25% of its Original Ownership Percentage and (iv) one director if it owns at least 3% of the issued and outstanding common stock on a fully diluted basis but less than 10% of its Original Ownership Percentage, in each case as of the date of determination.

In addition, under the A&R Stockholders Agreement, there are certain restrictions on the ability of the parties to the A&R Stockholders Agreement to sell shares of common stock of the Company. An Investor who is not a Sponsor Affiliate is only able to sell an amount of shares that would result in such Investor retaining a percentage of the shares of common stock it owned at the time of the closing of the initial public offering that is no greater than the percentage of shares that the Sponsor Affiliates have retained compared to the number of shares they owned at the time of such closing. Further, the Sponsor Affiliates appointed a coordination committee (the “Coordination Committee”) in connection with the closing of the initial public offering. The Coordination Committee is initially composed of Robert M. Williams, Steven Rodgers, Christopher R. Gordon and Devin O’Reilly. During the first two years following the initial public offering, the Sponsor Affiliates will not be able to transfer shares of the Company, other than pursuant to certain exceptions stated in the A&R Stockholders Agreement, without the approval of each member of the Coordination Committee.

Registration Rights Agreement

Concurrently with the Original Stockholders Agreement, we entered into a registration rights agreement (the “Original Registration Rights Agreement”) with certain of the Investors. In connection with the consummation of the initial public offering, we amended and restated the Original Registration Rights

Agreement (as so amended and restated, the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, certain Sponsor Affiliates who hold more than 2% of registrable securities have the right to require us to file a registration statement with the SEC for the sale of our common stock, subject to certain exceptions. Such Sponsor Affiliates have the right to an unlimited number of such “demand” registrations, provided that any demand registration within the first two years following the initial public offering will require the consent of the Coordination Committee. Following the one year anniversary of the initial public offering, the Company will be obligated to use its reasonable best efforts to file a resale “shelf” registration with the SEC and to take steps to keep such resale shelf registration effective until the earlier of (i) the date on which all the registrable securities included in such “shelf” registration have been sold, (ii) the date as of which there are no longer in existence any registrable securities covered by the shelf registration and (iii) an earlier date agreed to in writing by the majority holders of the Sponsor Affiliates. The Company will also be required to facilitate “takedown” offerings from the shelf upon demand by the Sponsor Affiliates. All holders of registrable securities party to the A&R Registration Rights Agreement are entitled to certain “piggyback” registration rights in subsequent offerings. Such holders are entitled to notice of a registered offering and to have their shares included on a pro rata basis. The A&R Registration Rights Agreement also provides that the Company will pay certain expenses of the holders party to the A&R Registration Rights Agreement relating to the registrations and indemnify them against certain liabilities which may arise under the Securities Act and other federal or state securities laws.

Revenue Cycle Software Agreements

Certain of our subsidiaries are party to software agreements with ZirMed, Inc. d/b/a Waystar (“Waystar”), in which affiliates of Bain Capital, one of our Sponsors, held a controlling interest prior to October 2019 and currently hold a minority position. These agreements allow us to utilize certain Waystar software in the management of our business, including with respect to payment processing, patient claim management and patient denial and appeal management. For the fiscal year ended January 1, 2022, we paid Waystar approximately $0.4 million pursuant to these contracts. We believe that the terms obtained and consideration received in connection with these agreement are comparable to terms available and the amounts we would have exchanged in an arm’s length transaction.

Director and Officer Indemnification and Insurance

Our Amended Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

Our Policy Regarding Related Party Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof) and has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq.

We believe that a conflict exists whenever an outside interest could actually or potentially influence the judgment or actions of an individual in the conduct of our business and that conflicts of interest may arise when an employee or director, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our policy provides that directors and employees must avoid conflicts or the appearance of conflicts, and that employees should avoid any outside financial interests that might conflict with our interests. Such outside interests could include, among other things:

•	personal or family financial interests in, or indebtedness to, enterprises that have business relations with us, such as relatives who are employed by or own an interest in consultants or suppliers;

•	acquiring any interest in outside entities or properties in which we have an interest or potential interest;

•

conduct of any business not on our behalf with any consultant, contractor, supplier or distributor doing business with us or any of their officers or employees, including service as a director or officer of, or employment or retention as a consultant by, such persons; and

•	serving on the board of directors of an outside entity whose business competes with our business.

Under our policy, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.

Our Audit Committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than 5% of our outstanding capital stock, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC.

In reviewing any such proposed transaction, our Audit Committee is tasked with considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

OTHER MATTERS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary or by e-mail to Investor Relations, ir@aveanna.com. Interested parties may also communicate with our Board by calling our Secretary at (770) 441-1580. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board of Directors, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2023 Annual Meeting.

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must comply with our Amended Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2023 Annual Meeting must be received no later than November 30, 2022 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Amended Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2023 Annual Meeting between close of business on January 10, 2023 and close of business on February 9, 2023, provided however, if and only if the 2022 Annual Meeting is not scheduled to be held between April 10, 2023 and July 19, 2023, such stockholder’s notice must be delivered to our Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company. The advance notice of the nomination of persons for election as directors or to introduce an item of business at an annual meeting of stockholders must contain certain information specified in our Amended Bylaws, including information concerning the nominee or item of business and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Amended Bylaws; please refer to the full text of our Amended Bylaws for additional information.

If a stockholder notifies us of an intent to present a proposal at the 2023 Annual Meeting at any time after February 13, 2023 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the Notice or annual proxy materials and the 2021 Annual Report. If the household received a printed set of proxy materials and the 2021 Annual Report by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Notice or proxy materials and Annual Report at the same address or if you are receiving multiple copies of the Notice or proxy materials at the same address and wish to receive a single copy, you may do so at any time prior to thirty days before the mailing of the Notice or proxy materials, which typically are mailed in April of each year, by notifying us in writing at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, attn Investor Relations, by phone at (770) 441-1580 or by e-mail at ir@aveanna.com. You also may request additional copies of the Notice or proxy materials and 2021 Annual Report by notifying us in writing or by telephone at the same addresses or telephone number, and we undertake to deliver such materials promptly.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley

Executive Chairman

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
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MAIL
•	Mark, sign and date your Proxy Card
•	Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY”
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Aveanna Healthcare Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 11, 2022

TIME:	Tuesday, May 10, 2022 9:30 AM, Eastern Time

PLACE:	Omni Hotel Atlanta Battery 2625 Cir 75 Pkwy SE,
Atlanta, GA 30339

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rodney D. Windley and Tony Strange (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Aveanna Healthcare Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Aveanna Healthcare Holdings, Inc.

Annual Meeting of Stockholders

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1, 2 AND 3

          THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1.  To elect the three Class I director nominees identified below to the Board of Directors of the Company, each to serve a three-year term expiring at the 2025 Annual Meeting of the Company’s stockholders.

	FOR		WITHHOLD
1.01 Victor F. Ganzi	☐		☐		FOR

1.02 Devin O’Reilly	☐		☐		FOR

1.03 Robert M. Williams, Jr.	☐		☐		FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022.	☐	☐	☐		FOR

3. To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the Proxy Statement (“say on pay” vote).	☐	☐	☐		FOR

	1YR	2YR	3YR	ABSTAIN	1 YEAR

4. To consider and vote on an advisory, non-binding resolution on the frequency of the “say on pay” vote.	☐	☐	☐	☐

5. To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

☐ Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/AVAH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. The undersigned hereby acknowledges receipt of (i) the Company’s 2021 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated March 30, 2022.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxydocs.com/AVAH

AVEANNA HEALTHCARE HOLDINGS INC.

Annual Meeting of Stockholders

May 10, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF AVEANNA HEALTHCARE HOLDINGS INC.

THE SHARES REPRESENTED BY THIS PROXY

WILL BE VOTED IN ACCORDANCE WITH THE CHOICES

SPECIFIED ON THE REVERSE SIDE.

The undersigned stockholder of Aveanna Healthcare Holdings Inc. (the “Company”) hereby appoints Tony Strange and Shannon Drake the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Aveanna executive office, 400 Interstate North Parkway SE, Atlanta, GA 30339, on May 10, 2022 at 10:00 a.m. Eastern Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side.